                          ASSET PURCHASE AGREEMENT

                                by and among

                         180 DIGITAL INTERIORS, INC.,

                            DIGITAL INTERIORS INC.

                                    and

                             HOME DIRECTOR, INC.

                              MARCH 16, 2005

                             TABLE OF CONTENTS

              2.3   Non-assignable Properties, Permits, Licenses and

ARTICLE V     Representations and Warranties of the Shareholder and

                                      - i -

              8.3   Representations and Warranties Accurate

                                       - ii -

                                     - iii -

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement, dated as of March 16, 2005 (the
"Agreement"), is by and among 180 DIGITAL INTERIORS, INC., a Delaware corporation (the "Purchaser"); DIGITAL INTERIORS INC., a California corporation
(the "Seller") and HOME DIRECTOR, INC., a Delaware corporation, the sole shareholder of the Seller (hereinafter referred to as the "Shareholder" or
"HD"). The Purchaser, the Seller and the Shareholder are each referred to in this Agreement as a "Party" and collectively referred to in this Agreement as the "Parties."

                                   BACKGROUND

         A. The Seller owns certain assets which are used in connection with
Seller's business of installing, connecting, integrating and activating structured wiring/whole house integration networks, principally for HD, from facilities at the four (4) locations in Livermore and Montclair, California;
Colorado Springs, Colorado and The Woodlands, Texas (the "Business").

         B. HD is a party to certain contracts with developers, builders and homeowners for installing, connecting, integrating and activating structured wiring/whole house integration networks (the "Installation Contracts") which have not been completed and which require the installation of certain HD specified and provided products.

         C. The Seller desires to sell and the Purchaser desires to purchase substantially all of the Seller's assets used in the Business and to assume certain specified liabilities of the Seller, all as more particularly described in this Agreement.

         D. HD desires to assign to Purchaser, for completion by Purchaser, all of its uncompleted Installation Contracts and the Purchaser desires to accept assignment of HD's Installation Contracts and undertake the completion of such
Installation Contracts, all as more particularly described in this Agreement.

                                    AGREEMENT

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATIONS

         1.1 Construction and Interpretation.
             -------------------------------

              (a) The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

               (b) Each definition in this Agreement includes the singular and the plural, and references to any gender include the other genders where appropriate.

               (c) Any reference to any federal, state, local or foreign
statute or law shall be deemed to also refer to all rules and regulations promulgated under such statute or law, unless the context requires otherwise.
References to any statute or regulation mean such statute or regulation as amended as of the date of this Agreement or the Closing Date, as applicable, and include any successor legislation or regulation enacted as of the date of this
Agreement or the Closing Date, as applicable.

               (d) The word "including" means "including but not limited to."
The word "or" is not exclusive. The headings to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Agreement.

               (e) References to Articles, Sections, Exhibits and Schedules
mean the Articles, Sections, Exhibits and Schedules of this Agreement. The
Exhibits and Schedules are incorporated by reference into and shall be deemed a part of this Agreement.

               (f) All references to dollar amounts in this Agreement shall be references to United States Dollars unless otherwise provided.

               (g) In computing any time period provided for in this
Agreement, the first day of the time period shall not be counted but the last day of the time period shall be counted. Any action required to be taken on a particular day must be taken before 5:00 p.m., prevailing time in the Eastern
Time Zone of the United States on that day. For example, if an action were required to be taken within ten (10) days after the Closing Date, and the
Closing Date were June 30, the first day to be counted would be July 1 and the action would be required to be taken before 5:00 p.m., prevailing time in the
Eastern Time Zone on July 10.

         1.2 Partial Invalidity. Insofar as possible, each provision of this
Agreement shall be interpreted so as to render it valid and enforceable under applicable law and severable from the remainder of this Agreement. A finding that any provision is invalid or unenforceable in any jurisdiction shall not affect the validity or enforceability of any other provision or the validity or enforceability of such provision under the laws of any other jurisdiction.

         1.3 Accounting Terms. "GAAP" shall mean generally accepted accounting principles, as applied in the United States of America, consistently applied in the each Seller's financial statements with respect to the Business.

                                     - 2 -

         1.4 Definitions of Certain Terms. Definitions of certain terms used in this Agreement are contained in Exhibit 1.4

                                   ARTICLE II
                      SALE AND PURCHASE OF ACQUIRED ASSETS

         2.1 Sale and Purchase of Acquired Assets. Subject to the terms and conditions of this Agreement and on the basis of and in reliance upon the representations, warranties, covenants, obligations and agreements contained in this Agreement, on the Closing Date the Seller shall sell the Acquired Assets to the Purchaser free and clear of all Liens other than Permitted Liens and the
Purchaser shall purchase the Acquired Assets from the Seller. The "Acquired
Assets" shall be all of the rights, properties and assets, other than the
Excluded Assets, used in the operation of the Business as now being conducted, including, but not limited to, the following:

             (a) All of the Seller's furniture, fixtures, vehicles, machinery, computer and communications equipment, software including documentation and licenses, supplies, tools and equipment and other personal property, leasehold improvements and fixed assets, and all rights, warranties and claims relating thereto, used or useable in the Business, including but not limited to items described on the attached Schedule 2.1(a) (the "Fixed Assets");

             (b) All of the Seller's prepaid expenses and deposits (to the extent a benefit therefrom will inure to the Purchaser), a detailed listing of which shall be provided to the Purchaser at Closing (the "Current Items");

             (c) All of the Seller's parts and supplies inventory, a detailed listing of which shall be provided to the Purchaser at Closing (the
"Inventory");

             (d) The rights and obligations under the subcontract and other agreements with builders and developers set forth on the attached Schedule
2.1(d) (the "Subcontract Agreements");

             (e) The rights and obligations under the agreements and contracts entered into by the Seller set forth on the attached Schedule 2.5 (the "Business
Contracts");

             (f) All currently effective leases for real property used in the conduct of the Business other than the lease for the Livermore, California facility (the "Real Property Leases"), as set forth on the attached Schedule
5.6;

             (g) All currently effective leases for equipment and other personal property used in the conduct of the Business (the "Equipment Leases"), as set forth on the attached Schedule 5.7;

                                     - 3 -

             (h) All telephone numbers, other than cell phone numbers, used by the Business;

             (i) All of the Seller's Intellectual Property used or useful in the operation of the acquired Business, including, without limitation, any software including documentation and licenses, the website "www.digitalinteriors.com", including software, graphics and text related thereto, and names "Digital
Interiors" and "Digital Interiors Inc." and any names similar thereto or variations or derivations thereof and any related trademark, service mark, trade dress, logo, or trade name, together with any translation, adaptation, derivation, or combination and including any associated goodwill, and any application, registration, or renewal (collectively, the "Intellectual
Property");

             (j) All books, records, manuals and other materials and supplies
(except for the corporate minute book, stock book, records pertaining to the
Excluded Assets and Excluded Liabilities and other corporate records of the
Seller which are not necessary for the operation of the acquired business)
including, without limitation, all advertising matter, catalogues, price lists, correspondence, mailing lists of customers, distribution lists, production data, purchasing materials and records, personnel records, blueprints, research and development files, accounting records, sales order files and closed litigation files used or useful in the Business (collectively, the "Book and Records"); and

             (k) To the extent their transfer is permitted by law, all
governmental licenses, permits, approvals and license applications
(collectively, the "Permits").

         2.2 Excluded  Assets.  Notwithstanding  anything  contained in this
Agreement to the  contrary,  the following rights, properties and assets shall not be included in the Acquired Assets (the "Excluded Assets").

             (a) The Seller's cash on hand, bank deposits and bank accounts at the time of Closing;

             (b) All trade accounts receivable set forth on Schedule 2.2(b);

             (c) Deferred taxes, income tax refunds due, finance reserves, life insurance policies and the cash value thereof and receivables from related parties;

             (d) All assets held in or for any pension, healthcare or other employee benefit plan maintained by the Seller; and

             (e) The lease to the Livermore, California facility and any deposits and other prepaid expenses related to that lease.

                                     - 4 -

         2.3 Non-assignable Properties, Permits, Licenses and Contracts.

             (a) Agreement not an Assignment. This Agreement shall not
constitute an assignment or transfer, or an attempted assignment or transfer, of any permit, approval, license, contract, agreement or similar item which, but for this Section 2.3(a), would constitute an Acquired Asset (a "Non-Assignable
Asset"), if and to the extent that the assignment or transfer of such
Non-Assignable Asset:

                    (i) would require the consent or waiver of a third party,
including any Governmental Authority ("Acquired Assets Requiring Consent");

                    (ii) would constitute a breach of the terms of such
Non-Assignable Asset; or

                    (iii) would constitute a violation of any law, decree,
order, regulation or other governmental edict.

             (b) Cooperation. The Purchaser and the Seller shall use their reasonable commercial efforts to obtain such consents and waivers and to resolve the impracticalities of assignment referred to in Section 2.3(a) and in the meantime the Purchaser and the Seller shall use their reasonable commercial efforts to obtain for the Purchaser the substantial benefit of any
Non-Assignable Asset, subject to the corresponding liabilities and obligations;
provided, however, that after the first anniversary of the Closing Date the
Seller shall have no further obligations to the Purchaser under this Section
2.3(b).

             (c) Provision of Benefits. To the extent that any consent or waiver referred to in Section 2.3(a)(i) is not obtained by the Seller, the Seller shall use its reasonable commercial efforts to (i) provide to the Purchaser the substantial benefits of any Acquired Assets Requiring Consent, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the
Purchaser, and (iii) at the request of the Purchaser, enforce for the account of the Purchaser any right of the Seller arising from any Acquired Assets Requiring
Consent (including the right to elect to terminate in accordance with the terms of such Acquired Assets Requiring Consent on the advice of the Purchaser);
provided, however, that after the first anniversary of the Closing Date the
Seller shall have no further obligations to the Purchaser under this Section
2.3(c).

             (d) Performance of Obligations. The Purchaser shall perform the obligations of the Seller under or in connection with any Non-Assignable Asset except to the extent that the Purchaser is not provided the benefits thereof in any material respect pursuant to this Section 2.3.

                                     - 5 -

         2.4 Assumed Liabilities.

             (a) The Purchaser is acquiring the Acquired Assets hereunder and assuming only those liabilities of the Seller set forth on Schedule 2.4 and those liabilities of the Seller expressly assumed by the Purchaser elsewhere in this Agreement, as adjusted to the Closing Date (the "Assumed Liabilities"). The
Purchaser covenants that the Purchaser shall fully and timely satisfy all such liabilities assumed by the Purchaser hereunder, and the Purchaser will hold the
Seller harmless against any and all liabilities arising out of or associated with any of such liabilities assumed by the Purchaser hereunder.

             (b) All other liabilities of the Seller (the "Excluded
Liabilities") shall remain the liabilities of the Seller (which liabilities the
Seller agrees to pay and discharge), including, but not limited to:

                    (i) any workers' compensation claims which relate to events occurring on or before the Closing Date;

                    (ii) any liability resulting from the Seller's termination of employees on or before the Closing Date;

                    (iii) any liability for Taxes, federal, foreign, state,
local or otherwise of the Seller for periods ending on or before the Closing
Date;

                    (iv) any liability for guarantees by, or negative pledge
agreements of, the Seller;

                    (v) any other liability, obligation, debt or duty of the
Seller which is not an Assumed Liability.

         2.5 Assumption of Business Contracts. The Purchaser shall, after
Closing, have the benefit of and assume responsibility for the Subcontract
Agreements, the Real Property Leases, the Equipment Leases and the other agreements and contracts of the Business set forth on the attached Schedule 2.5
(the "Business Contracts"). The Purchaser agrees to indemnify and hold the
Seller harmless from any claims, loss or liability arising out of the
Purchaser's performance or failure to perform any such contract. The Purchaser assumes and will perform any warranty obligations for work previously performed by Seller under the assumed Business Contracts. The Seller shall provide for the
Purchaser's review, and the Purchaser shall review, a copy of all of such contracts prior to the Closing.

         2.6 Purchase Price. The purchase price to be paid by the Purchaser to the Seller for the sale and transfer of the Acquired Assets to the Purchaser
(the "Purchase Price"), in accordance with the provisions of this Agreement, will be an amount equal to the sum of (i) Three Hundred Fifty-Six Thousand
Dollars ($356,000); plus (ii) the payments made pursuant to

                                     - 6 -

Section 2.7 (b),below; plus (iii) the obligations and liabilities of the Seller specifically assumed under this Agreement or the related schedules hereto.

         2.7 Payment of Purchase Price.

             (a) At Closing, Purchaser will make a payment of Three Hundred
Fifty-Six Thousand Dollars ($356,000) by wire transfer to an account designated by Seller.

             (b) Purchaser shall, within fifteen days after the end of each calendar month, pay to Seller, with respect to each assigned Subcontract
Agreement pursuant to which a home installation has been completed during the first eighteen (18) full calendar months after the Effective Date and for which full payment was remitted within ninety (90) days after the end of such eighteen
(18) month period, two and one-half percent (2.5%) of the excess of the payment received with respect to the completed home installation over the aggregate cost of all materials required to complete the home installation.

         2.8 Allocation of Purchase Price. The Parties acknowledge and agree that the purchase and sale of the Acquired Assets is an "applicable asset acquisition" within the meaning of Section 1060(c) of the Internal Revenue Code of 1986 (the "Code"). The Purchase Price has been agreed upon by the Parties and the values assigned to the various classes of assets which constitute the
Acquired Assets shall be listed on Schedule 2.8 to be delivered by the Purchaser and the Seller at the Closing. The Seller and the Purchaser agree that in reporting the transactions contemplated by this Agreement to the IRS, as required by Section 1060 of the Code they will use such prices and cooperate with each other in meeting the requirements of the Code.

         2.9 Delivery of Documents. On the Closing Date, the Seller shall deliver to the Purchaser such bills of sale, deeds, assignments and instruments as the Purchaser may reasonably require to give effect to and complete the transactions contemplated by this Agreement.

                                   ARTICLE III
            ASSIGNMENT OF INSTALLATION CONTRACTS AND MATERIAL SUPPLY

         3.1 Assignment of Installation Contracts Subject to the terms and conditions of this Agreement and on the basis of and in reliance upon the representations, warranties, covenants, obligations and agreements contained in this Agreement, on the Closing Date HD shall assign and transfer to Purchaser all of its right title and interest in the Installation Contracts and the
Purchaser shall have the benefit of, assume responsibility for and undertake performance of the assigned Installation Contracts. The Purchaser agrees to indemnify and hold HD harmless from any claims, loss or liability arising out of the Purchaser's performance or failure to perform any such Installation
Contract. The assigned Installation Contracts shall be set forth at Closing on
Schedule 3.1 and those requiring consent for assignment shall be so designated.
HD shall provide for the

                                     - 7 -

Purchaser's review, and the Purchaser shall review, a copy of all of such contracts prior to the Closing.

         3.2 Payment for Installation Contracts.

             (a) Within fifteen days after the end of each calendar month,
Purchaser shall pay to HD, with respect to each assigned Installation Contract for which installation has been completed and full payment remitted, two and one-half percent (2.5%) of the excess of the payment received with respect to the assigned Installation Contract over the aggregate cost of all materials required to complete the assigned Installation Contract.

             (b) Purchaser will make available to HD, on a quarterly basis, such records relating to the assigned Installation Contracts as will enable HD to confirm that the proper payments have been remitted with respect to the assigned
Installation Contracts.

         3.3 Performance of Installation Contracts.

             (a) If HD is unable to timely provide the materials required to complete an Installation Contract, Purchaser may acquire the required materials from other sources and Purchaser's cost for such materials shall be part of the aggregate cost of all materials required to complete the Installation Contract.

             (b) (i) The Purchaser assumes and will perform any warranty obligations for work performed by Purchaser under the Installation Contracts.
HD's warranty for materials and components supplied by HD shall be as set forth in the "Limited Warranty" attached hereto as Schedule B.

                 (ii) HD shall provide Purchaser with a sufficient supply of all necessary spare parts for warranty service repairs to the materials and components supplied by HD. Special instructions and technical instructions shall be supplied by HD at its own expense. HD shall provide any parts under warranty
*confidential treatment* to Purchaser and shall pay Purchaser for warranty repair services *confidential treatment*.

             (c) To the extent an Installation Contract requires consent to assignment or is not assignable, the provisions of Section 2.3, above, shall apply to such Installation Contract as between Purchaser and HD.

                                     - 8 -

         3.4 Material Supply

             (a) HD agrees to supply to Purchaser all of the materials that may be required for Purchaser to perform under the assigned Installation Contracts and the assigned Subcontract Agreements at the unit prices set forth on Schedule
A.

             (b) Purchaser's payment terms for materials supplied by HD will be net forty-five (45) days after delivery of the materials and receipt of the invoice therefore.

             (c) HD shall provide Purchaser with a sufficient supply of all necessary spare parts for warranty service repairs to the materials and components supplied by HD. Special instructions and technical instructions shall be supplied by HD at its own expense. HD shall provide any parts under warranty
*confidential treatment* Purchaser and shall pay Purchaser for warranty repair services *confidential treatment*.

             (d) If HD is unable to timely provide the materials required,
Purchaser may acquire the required materials from other sources.

             (e) The unit prices and rates initially set forth on Schedule A, and as later adjusted, may be adjusted by HD upon thirty (30) days prior written notice to 180. Notwithstanding HD's notice of an adjustment, any increase in unit prices or rates shall not be effective as to any contracts which 180 has in place, or proposals which 180 has submitted, unless 180 has the ability to pass such increases through to the customer.

                                   ARTICLE IV
                                     CLOSING

         4.1 Closing; Closing Date. The Closing shall take place at the offices of Purchaser, 6365 NW 6 Way, Suite 200, Ft. Lauderdale, Florida 33309 on March
16, 2005 at 11:00 a.m. Eastern Standard Time, or on such other date, time or place as the parties shall agree (the "Closing Date") unless this Agreement is earlier terminated in accordance with ARTICLE VIII hereof, with the sale hereunder being effective as of 12:01 a.m. on the next day following the Closing
Date (the "Effective Date").

                                     - 9 -

                                   ARTICLE V
        REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER AND THE SELLER

         The Shareholder and the Seller hereby, jointly and severally, represent and warrant to the Purchaser as follows.

         5.1 Existence and Good Standing.

             (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to own or lease its property and to conduct its business as now being conducted. Seller is duly qualified to carry on its business and is in good standing in all of the jurisdictions, foreign or domestic, indicated on Schedule 5.1(a), which are all of the jurisdictions in which the character or location of the properties owned or leased by the Seller in connection with the Business or the nature of the Business makes such qualification necessary, except those jurisdictions where failure to be duly qualified and in good standing does not and cannot reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Seller has received no notice with respect to any claim by any jurisdiction to the effect that the Seller is required to qualify or otherwise to be authorized to do business as a foreign corporation in any such jurisdiction in which the Seller has not qualified or obtained such authorization.

             (b) HD is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to own or lease its property and to conduct its business as now being conducted. HD is duly qualified to carry on its business and is in good standing in all of the jurisdictions, foreign or domestic, indicated on Schedule 5.1(b), which are all of the jurisdictions in which the character or location of the properties owned or leased by HD in connection with its business or the nature of the business makes such qualification necessary, except those jurisdictions where failure to be duly qualified and in good standing does not and cannot reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. HD has received no notice with respect to any claim by any jurisdiction to the effect that HD is required to qualify or otherwise to be authorized to do business as a foreign corporation in any such jurisdiction in which HD has not qualified or obtained such authorization.

         5.2 Authority.

             (a) Seller has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized and approved by the Board of Directors and the shareholders of Seller and no other corporate proceedings on the part of the
Seller is necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and

                                     - 10 -

binding agreement of the Seller, enforceable against the Seller in accordance with its terms except as such terms may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

             (b) HD has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized and approved by the Board of Directors of HD and no other corporate proceedings on the part of HD is necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by HD and constitutes a valid and binding agreement of HD, enforceable against HD in accordance with its terms except as such terms may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

         5.3 No Conflict. Except for any approvals or consents required with respect to the Subcontract Agreements identified in Schedule 2.1(d), the
Business Contracts identified in Schedule 2.5 and the Installment Contracts identified in Schedule 3.1 as requiring the consents of third parties and except as described in Schedule 5.3, the execution and delivery of this Agreement, the performance by the Seller of their obligations under this Agreement and the consummation by the Seller of the transactions contemplated by this Agreement will not:

             (a) contravene any provision of the Articles of Incorporation or
Bylaws of the Seller or HD;

             (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental
Authority or of any arbitration award which is either applicable to, binding upon or enforceable against the Seller or HD, excluding such violations or conflicts as do not and cannot reasonably be expected to have a Material Adverse
Effect;

             (c) conflict with, result in any breach of, or constitute a default
(or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to the right to terminate, amend, modify, abandon or accelerate, any Material Contract that is applicable to, binding upon or enforceable against the Seller or HD, excluding such breaches or defaults as do not and cannot reasonably be expected to have a
Material Adverse Effect;

             (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Acquired Assets;

                                     - 11 -

             (e) give to any individual or entity a right or claim against the
Seller or HD, excluding such rights or claims as do not and cannot reasonably be expected to have a Material Adverse Effect; or

             (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person (other than routine administrative filings or as may be required by applicable "bulk sales" laws).

         5.4 Financial Statements. Seller has delivered, or, with respect to the balance sheet of the Business at September 30, 2004 and the statement of income for the fiscal year then ended, will deliver prior to Closing, to the Purchaser the Financial Statements. The Financial Statements are true and complete and fairly present in all material respects the financial position of the Business as of their respective dates and the results of operations of the Business for the periods then ended. The financial books and records with respect to the
Business have been, and are being, maintained in accordance with applicable accounting requirements. There are no material special or non-recurring items of income or expense during the periods covered by the Financial Statements and, except as otherwise expressly described in Schedule 5.4, the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets.

         5.5 Absence of Changes of Events. Since December 31, 2004, except as disclosed in Schedule 5.5, there has not been, with respect to the Business:

             (a) other than in the ordinary course of business, any incurrence of indebtedness for borrowed money, any issuance of debt securities or assumption, grant, guarantee or endorsement or otherwise an accommodation through which the Seller became responsible for the obligation of another
Person;

             (b) any creation or granting of any Lien with respect to any
Acquired Assets, other than (i) Liens for Taxes, the payment of which is not yet delinquent or which are being contested in good faith and by appropriate proceedings with adequate reserves set aside for such Taxes on the books of the
Seller; (ii) materialmen's, warehousemen's, mechanics' or other Liens arising by operation of law in the ordinary course of business for sums not due and which do not materially detract from the value of such assets or properties or impair the operation of the Business, and (iii) statutory Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance, or other forms of governmental insurance or benefits;

             (c) any damage, destruction or loss of the Acquired Assets (whether or not covered by insurance) other than any such damage, destruction or loss which

                                     - 12 -

individually or in the aggregate has not had or could not reasonably be expected to have a Material Adverse Effect;

             (d) any material change in a Seller's accounting principles, methods or practices followed, including any change in depreciation or amortization policies or rates;

             (e) any sale, lease, mortgaging, abandonment or other disposition of any interest in real property, or any sale, assignment, transfer, license or other disposition of any Intellectual Property, any Fixed Assets or other operating property, excepting sales, leases or other dispositions of Fixed
Assets or other operating property (i) not in excess of $1,000 in the aggregate, or (ii) in the ordinary course of business at a price at least equal to the net book value of the asset;

             (f) any change in the relationship or course of dealing with any manufacturers, suppliers, customers, lenders or creditors which has had or to the Seller's knowledge could reasonably be expected to have, a Material Adverse
Effect;

             (g) any transactions with any officers, directors, employees of the
Seller or any Person related by blood or marriage or controlled by any of the foregoing, other than the payment of salaries or other employee benefits at rates not higher than those reported on the list provided to the Purchaser pursuant to Section 5.10(a);

             (h) any transaction, contract or commitment other than in the ordinary course of business;

             (i) any contract or commitment to purchase or make any capital expenditure in excess of $1,000;

             (j) any "extraordinary loss" as such term is defined according to
GAAP, whether or not such loss shall have been covered by insurance;

             (k) a loss of business with respect to any material customer which has had or to the Seller's knowledge could reasonably be expected to have, a
Material Adverse Effect;

             (l) any agreement, whether in writing or otherwise, to take any of the actions specified in this Section 5.5; or

             (m) any other occurrence, event or condition which has had or could reasonably be expected to have a Material Adverse Effect.

                                     - 13 -

         5.6 Real Property. Schedule 5.6 lists all real property and interests in real property leased ("Leased Real Property") or used ("Used Real Property")
(collectively, the "Real Property") by the Seller in the Business. Seller does not own any real property used in the Business.

             (a) Since December 31, 2004, Seller, with respect to the Business, has not purchased or contracted to purchase, lease or otherwise acquire or take options on, nor has the Seller sold or contracted to sell, lease otherwise dispose of or give options on, any Real Property.

             (b) To the knowledge of the Seller, no charges or violations have been filed, served, made or threatened against or relating to any of the operations of the Business as a result of any violation or alleged violation of any applicable restrictive covenants, ordinances, regulations and zoning laws or as a result of any encroachment or alleged encroachment on the property of others.

             (c) All agreements for the lease of the Leased Real Property (the
"Real Property Leases") are valid and legally binding against the Seller in accordance with their respective terms free and clear of all Liens other than
Permitted Liens, and, to the knowledge of the Seller, there is not under any
Lease any existing default or event of default which, with notice or lapse of time or both, would constitute a default. Subject to obtaining any consent to the transactions contemplated by this Agreement required by any Real Property
Lease, none of the rights of the Seller under any Real Property Lease is subject to termination or modification as a result of the transactions contemplated by this Agreement except for such modifications as may be required in connection with the obtaining of such consents.

             (d) To the knowledge of the Seller, there are no condemnation proceedings or eminent domain proceedings of any kind pending or threatened against the Real Property.

             (e) The use and occupancy of the Leased Real Property by the Seller in operating the Business does not constitute a default under the terms of each
Lease and, to the knowledge of the Seller, there are no facts which would prevent the Leased Real Property from being occupied after the Closing Date in the same manner as before.

             (f) The Seller, in connection with the operation of the Business, enjoys peaceful and quiet possession of each parcel of Leased Real Property except for variations, if any, which do not materially restrict the continued
use of such Leased Real Property for the purposes of the Business for which such
Leased Real Property is now employed.

                                     - 14 -

             (g) The rental set forth in each Lease is the actual rental being paid, and there are no separate agreements or understandings regarding such rental.

             (h) The Seller has the full right to exercise the renewal options, if any, contained in each Real Property Lease on the terms and conditions contained in such Lease and upon due exercise would be entitled, subject to the satisfaction of any applicable terms or conditions under such Real Property
Lease, to enjoy the use of such Leased Real Property for the full term of such renewal option.

         5.7 Personal Property.

             (a) Except as described in Schedule 5.7, the Seller has good and marketable title, free of all Liens, other than Permitted Liens, to all equipment, machinery and fixtures owned or used in the Business that are included in the Fixed Assets (or a valid and binding lease for such asset).

             (b) Schedule 5.7 lists each Equipment Lease. Each Equipment Lease is in full force and effect. Except as described in Schedule 5.7, all rents and additional rents due to date on each Equipment Lease have been paid. Seller has been in peaceable possession of the equipment leased thereunder since the commencement of the original term of each Equipment Lease. Seller is not in default under any Equipment Lease and no written waiver, indulgence or postponement of the Seller's obligations under the Equipment Lease has been granted to Seller by the lessor. There exists no event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of time or the happening of any further event or condition would become a default under any Equipment Lease. The Seller has not violated any of the terms or conditions under any Equipment Lease in any material respect and all of the covenants to be performed by Seller under any Equipment Lease have been performed in all material respects.

             (c) Except as set forth in Schedule 5.7, none of the Acquired
Assets is subject to a contract for sale other than in the ordinary course of business.

             (d) Except as set forth in Schedule 5.7, all machinery and equipment owned or leased by the Seller that is included in the Acquired Assets is in good operating condition, ordinary wear and tear excepted, and has been maintained and repaired by the Seller in the ordinary course of business.

         5.8 Material Contracts. Schedule 5.8, Schedule 2.1(d) and Schedule 2.5
list the following contracts, leases, agreements and arrangements that are included as an Acquired Asset or an Assumed Liability (collectively, the
"Material Contracts"):

             (a) any contractor, subcontractor or vendor contract;

                                     - 15 -

             (b) any contract, lease (except as disclosed in Schedule 5.6 or
5.7), agreement, plan or arrangement involving commitments to others to make capital expenditures or purchases or sales involving $5,000 or more in any one case or $20,000 in the aggregate in any period of twelve consecutive months;

             (c) any contract, lease (except as disclosed in Schedule 5.6 or
5.7), agreement, plan or arrangement relating to any direct or indirect indebtedness for borrowed money (including any loan agreement, lease-purchase arrangement, guarantee, agreement to purchase goods or services or to supply funds or other undertakings on which others rely in extending credit), or any conditional sales contract, chattel mortgage, equipment lease agreement and other security arrangement with respect to personal property with an obligation in excess of $5,000;

             (d) any collective bargaining agreement or other union contract;

             (e) any consulting or management services contract;

             (f) any contract containing covenants that could reasonably be expected to limit the freedom of the Purchaser (as successor to the Seller) to compete in any line of business with any Person or in any area or territory;

             (g) any license agreement, either as licensor or licensee, or any other agreement or arrangement of any type relating to any of patents, trademarks or trade names or other assets;

             (h) any contract, agreement or arrangement with any sales agent or representative;

             (i) any contract or arrangement which requires the payment of royalties; and

             (j) any other legally binding contract, lease, agreement, plan or arrangement not of the type covered by any of the other items of this Section
4.8 which (i) involves an obligation in excess of $5,000, either individually or in the aggregate, (ii) has a remaining term in excess of twelve consecutive months, or (iii) is not in the ordinary course of business.

         True and complete copies of the Material Contracts have been delivered to the Purchaser. All of the Material Contracts are in full force and effect and, to the knowledge of the Seller, are valid and legally binding obligations of the parties to such contracts enforceable in accordance with their respective terms. Except as disclosed in Schedule 5.8 or Schedule 2.5, the Seller is not in
default in the payment of their respective obligations under, or in the performance of, any material

                                     - 16 -

covenant or obligation to be performed by them pursuant to any Material Contract and there are no express provisions in any Material Contract as the result of which the rights of the Seller under such Material Contract will be materially impaired by the transactions provided for in this Agreement. No other Party to a
Material Contract is in default in the payment of any amount involving $5,000 or more under, or in the performance of, any material covenant or obligation to be performed by it pursuant to any such Material Contract.

         5.9 Intellectual Property.

             (a) Schedule 5.9 lists all Intellectual Property owned by the
Seller and used by the Business and all licenses, sublicenses or other agreements pertaining to any Intellectual Property to which a Seller is a party and that is used in or by the Business.

             (b) To the extent indicated in Schedule 5.9, such Intellectual
Property has been duly registered in, filed in, or issued by, the offices indicated in Schedule 5.9.

             (c) Seller is the sole and exclusive owner of all the Intellectual
Property identified as being owned by the Seller in Schedule 5.9 and, except as indicated in Schedule 5.9, the Seller has the right to use and license the use of the trademarks, service marks and trade names of which the Seller is the owner or licensee on the products or services on, or with respect to which, they are now being used. Seller has the right to use under a valid and enforceable license all the Intellectual Property identified as being licensed to the Seller in Schedule 5.9. All of the Intellectual Property is free and clear of any attachments or Liens other than Permitted Liens and there are no claims or demands of any other Person pertaining to the Intellectual Property which have been communicated to the Seller or the Seller's attorneys.

             (d) No proceedings have been instituted during the last five years, are pending or, to the knowledge of the Seller, are threatened which challenge the rights of the Seller regarding any Intellectual Property or the validity of the Intellectual Property and, to the knowledge of the Seller, none of the
Intellectual Property listed in Schedule 5.9 infringes upon or otherwise violates the rights of others and none of the Intellectual Property listed in
Schedule 5.9, is being infringed by others.

             (e) To the knowledge of the Seller, there are no impediments to the ability of the Purchaser to maintain and, where lawful, to renew such patents and registrations for trademarks, service marks, trade names or copyrights.

             (f) To the knowledge of the Seller, none of the Intellectual
Property listed in Schedule 5.9 is subject to any outstanding judicial or administrative order, decree, judgment or stipulation.

                                     - 17 -

             (g) No license, sublicense or agreement to which a Seller is a party (whether as licensor or licensee) pertaining to any Intellectual Property is in use or in effect or will be in effect on the Closing Date except as listed in Schedule 5.9.

             (h) The Seller possesses valid rights to use the Intellectual
Property listed in Schedule 5.9 and has the right to assign the rights to such
Intellectual Property to the Purchaser.

         5.10 Employment Matters.

             (a) The Seller has provided the Purchaser with a list containing the name, date of hire or appointment and current annual salary, commissions, allowances and/or hourly wage rates, along with any arrangement to increase such annual salary, commissions, allowances or hourly rates identifying the nature of the services rendered, of all persons presently employed by the Seller as identified by the Seller before the Closing Date (the "Employees"). Such list of
Employees shall be updated to reflect those persons employed by Seller on the day before the Closing Date.

             (b) Schedule 5.10 lists the name of each person to whom the Seller, with respect to the Business, made any payment during the last three fiscal years which was reported on Form 1099-MISC, along with the amounts paid and a description of the reason for the payment.

             (c) Schedule 5.10 lists the names and addresses of all agents or agencies of the Seller (including powers of attorney) with power or authority to bind the Seller with respect to the Business in any material respect and the purpose and scope of authority of such agency.

             (d) There is no unfair labor practice charge or complaint pending or threatened against or otherwise affecting the Employees.

             (e) There is no existing labor strike, slowdown, work stoppage, dispute, lockout or other labor controversy in effect, threatened against or otherwise affecting any substantial number of Employees, and the Seller has not experienced any such organized labor controversy and has no knowledge of any such controversy within the past five years respecting the Business.

             (f) No action, suit, complaint, charge, arbitration, inquiry, proceeding or investigation by or before any court or other Governmental
Authority brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of the employees of the Seller working in the Business is pending or threatened.

             (g) Seller is not a party to or otherwise bound by, any
consent decree with, or citation by, any Governmental Authority relating to employees or employment practices, wages, hours, and terms and conditions of employment with respect to the Business.

                                     - 18 -

             (h) Seller has as of the date of this Agreement, and will have as of the Effective Date, paid in full to all employees working in the Business, or accrued in its financial books and records, all wages, salaries, commissions, bonuses, benefits, taxes and other compensation due to such employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law.

             (i) Seller is not liable for any severance pay or other payments to any employee or former employee working in the Business arising from the termination of employment, and the Purchaser will not have any liability under any benefit or severance policy, practice, agreement, plan, or program which exists or arises, or may be deemed to exist or arise, under any applicable law or otherwise, as a result of or in connection with the transactions contemplated by this Agreement or as a result of the termination by the Seller of any persons employed by the Seller on or before the Closing Date.

             (j) Except as set forth on Schedule 5.10, there has been no union organizing activity with respect to Employees within the last five years.

             (k) Except as set forth on Schedule 5.10, as of the date of this
Agreement, no Employee is on or subject to any layoff, short-term or long-term disability, workers compensation claim or other leave of absence. The Seller shall update Schedule 5.10 as of the Closing Date.

             (l) Each Employee is employed on an at-will basis and the Seller does not have any written agreements or oral agreements with any of the employees which would interfere with the Seller's ability to discharge such
Employees.

             (m) To the best of its knowledge, Seller, with respect to the
Business and the employees has complied in all material respects with applicable laws, executive orders, rules and regulations relating to employment, civil rights and equal employment opportunities, including, the Civil Rights Act of
1964, Title VII of the Civil Rights Act of 1964 and the Fair Labor Standards
Act, and Title I of the Americans with Disabilities Act, and affirmative action obligations.

             (n) To the best of its knowledge, with respect to the Business and the employees, Seller is and at all times has been in material compliance with the terms and provisions of the Immigration Reform and Control Act of 1986, (the
"Immigration Act"). With respect to each "employee" (as defined in 8 C.F.R.
274a.1(f)) of the Business for whom compliance with the Immigration Act is required, each Seller has on file a true, accurate and complete copy of (i) each employee's Form I-9 (Employment Eligibility Verification Form), and (ii) all
other records, documents or other papers prepared, procured and/or retained pursuant to the Immigration Act. Seller has not been cited, fined, served with a
Notice of Intent to Fine or with a Cease and Desist Order, nor, to the knowledge of the Seller, has any action or administrative proceeding been initiated or threatened against Seller by the Immigration and Naturalization Service by
reason of any actual or alleged failure to comply with the Immigration Act.

                                     - 19 -

         5.11 Employee Benefit Plans.

             (a) Schedule 5.11 contains a true and complete list of all employment-related plans under which any employee is eligible for coverage or has benefit rights, including pension, profit sharing, incentive, bonus, deferred compensation, retirement, stock option, stock purchase, severance, medical and hospitalization, insurance, vacation, salary continuation, sick pay, welfare, fringe benefit and other employee benefit plans, contracts, programs, policies and arrangements, whether written or oral, which the Seller maintain or maintained, or under which the Seller has any obligations with respect to any employee, their spouses or dependents (the "Employee Benefit Plans").

             (b) With respect to the Employee Benefit Plans, all required contributions have been or will be made on or before the Closing Date.

             (c) The Seller has made available to the Purchaser true and complete copies of the current version of each Employee Benefit Plan and any related trust document (including a written description of all oral Employee
Benefit Plans), any amendments to the current version of the plan and trust document, and the current version of the related summary plan description, if any.

             (d) With respect to each of the Employee Benefit Plans:

             (i) Each Employee Benefit Plan has been established, maintained, funded and administered in all material respects in accordance with its governing documents, and all applicable provisions of the Employee Retirement
Income Security Act of 1974, as amended ("ERISA"), the Code, and other applicable law;

             (ii) All disclosures to Employees and all filings and other reports relating to each such Employee Benefit Plan and required (under ERISA, the Code, and other applicable law, including federal and state securities laws) to have been made or filed on or before the Closing Date have been or will be duly and timely made or filed by that date;

             (iii) There is no litigation, disputed claim (other than routine claims for benefits), governmental proceeding, audit, inquiry or investigation pending or threatened with respect to any such Employee Benefit Plan, its related assets or trusts, or any fiduciary, administrator or sponsor of such
Employee Benefit Plan;

             (iv) Neither any such Employee Benefit Plan nor any other person or entity has engaged in a "prohibited transaction" (as defined in ERISA Section
406 or Code Section 4975) with respect to such Employee Benefit Plan, for which no individual or class exemption exists and which could reasonably be expected to give rise to liability on the part of the Purchaser;

                                     - 20 -

             (v) Each Employee Benefit Plan which is a "group health plan" (as defined in Code Section 5000(b)(1))has complied and will comply at all times
(whether before, on, or after the Closing Date) in all respects with the applicable requirements of ERISA Sections 601 et seq., Code Section 162(k)
(through December 31, 1988) and Code Section 4980B (commencing on January 1,
1989);

             (vi) no such Employee Benefit Plan is an "employee welfare benefit plan" (as defined in ERISA Section 3(1)) that provides benefits to or on behalf of any person following retirement or other termination of employment (except to the extent required by Code Section 4980B); and

             (vii) no such Employee Benefit Plan obligates Seller to pay separation, severance, termination or similar benefits, or to accelerate the time of payment or vesting, or to increase the amount of any compensation or benefit due to any individual, as a result of any transaction contemplated by this Agreement, or as a result of a "change in ownership or control" (as such term is defined in Code Section 280G).

             (e) With respect to each Employee Benefit Plan which is an
"employee pension benefit plan" (as defined in ERISA Section 3(2)):

             (i) each such Employee Benefit Plan which is intended to qualify as a tax-qualified retirement plan under Code Section 401(a) has received a favorable determination letter from the IRS (of which a copy of the most recent has been made available to the Purchaser) as to qualification of such Employee
Benefit Plan in form; all amendments required as of the Closing Date to maintain such qualification have been timely adopted; nothing has occurred, whether by action or failure to act, which has resulted in or, to the Seller's knowledge, could cause the loss of such qualification (whether or not eligible for review under the IRS Closing Agreement Program, Voluntary Compliance Resolution program or any similar Governmental Authority program); and each trust thereunder is exempt from tax pursuant to Code Section 501(a);

             (ii) no event has occurred and no condition exists relating to any such Employee Benefit Plan that could reasonably be expected to subject the
Purchaser to any tax under Code Sections 4972 or 4979, or to any liability under
ERISA Section 502;

             (iii) to the extent applicable, no such Employee Benefit Plan has experienced any "accumulated funding deficiency" (as defined in Code Section
412), whether or not waived, at any time;

                                     - 21 -

             (iv) except for the multiemployer plan set forth in Schedule 5.11, no such Employee Benefit Plan is subject to Title IV of ERISA; and

             (v) no other Employee Benefit Plan is a "multiemployer plan" (as defined in ERISA Section 3(37)).

         5.12 Tax Audits and Payment of Taxes. Except as set forth in Schedule
5.12, all Tax Returns required to be filed as of the Closing Date with respect to the Business or the Acquired Assets have been or will be properly, accurately and timely completed and filed in correct form by or on behalf of the Seller.
The Seller has paid all Taxes (whether or not requiring the filing of Tax
Returns) with respect to the Business or the Acquired Assets to the extent that such amounts have become due. Except as set forth in Schedule 5.12, there are no pending questions relating to, or claims or deficiencies proposed, asserted or assessed for, Taxes against the Seller with respect to the Business or the
Acquired Assets. Except as set forth in Schedule 5.12, all Taxes with respect to the Business or the Acquired Assets which the Seller is required by law to withhold or collect have been duly withheld and collected, and have been paid over to the proper Governmental Authorities or held by the Seller for such payment.

         5.13 Liabilities. Except as set forth in the Financial Statements or as set forth on Schedule 5.13, the Seller has no outstanding claims, liabilities or indebtedness, fixed or contingent, or obligations of any nature, whether accrued, absolute, contingent, threatened or otherwise, whether due or to become due with respect to the Business, other than (i) liabilities incurred in the ordinary course and conduct of its business since December 31, 2004, that are not material in the aggregate and do not involve borrowings and (ii) claims, liabilities or indebtedness of the type not required to be disclosed in the
Financial Statements in accordance with GAAP.

         5.14 Absence of Litigation. Except as disclosed in Schedule 5.14, there are no claims, actions, suits or proceedings (public or private) pending or, to the knowledge of the Seller, threatened against or affecting the Seller at law or in equity involving directly or indirectly the Business, before or by any federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any other Person which (a) if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect or (b) relate to this Agreement. There are no existing or threatened orders, judgments or decrees of any court or other
Governmental Authority that specifically apply to the Acquired Assets or the
Business.

         5.15 Finders and Investment Bankers. Neither the Seller, the
Shareholder, nor any of the Seller's officers or directors have employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated in this
Agreement.

         5.16 Absence of Certain Payments. With respect to the operations of the
Business, neither the Seller nor any director, officer, agent, employee, consultant or other Person associated

                                     - 22 -

with or acting on behalf of the Seller, has (i) used any corporate funds for contributions, gifts, entertainment or other expenses relating to political activity, in violation of the laws of the United States or any jurisdiction of the United States, or, in violation of the laws of any other jurisdiction, or
(ii) made any direct or indirect payments to government officials or others from corporate funds, or established or maintained any unrecorded funds, in violation of the laws of the United States or any jurisdiction of the United States, or, in violation of the laws of any other jurisdiction.

         5.17 OSHA. Except as disclosed in Schedule 5.17, all of Seller's
Facilities are being and have been maintained and operated by the Seller in compliance in all material respects with OSHA and any similar state statute.
Except as disclosed in Schedule 5.17, the Seller is not and have not been a party to litigation, subject to any fine, penalty or citation, or the subject of an investigation by the U.S. Department of Labor relating to or arising out of a violation or alleged violation of OSHA and any similar state statute.

         5.18 Ability to Conduct the Business; Compliance. Each Seller has all
federal, state, local and foreign governmental permits, licenses, registrations and authorizations necessary to conduct the Business as presently conducted (the
"Government Permits"). All Government Permits and all applications for any
Government Permit are in full force and effect. No proceeding is pending or, to the knowledge of the Seller, threatened to revoke any Government Permit. The
Seller has not received any notice from any Governmental Authority with respect to any violation of any Government Permit nor do the Seller have reason to believe any such notice may be forthcoming. Except as set forth in Schedule 5.18 and in Section 5.19, relating to environmental matters, the Seller has conducted the Business in compliance with all applicable ordinances, laws and regulations except for such violations thereof as do not and cannot reasonably be expected to have a Material Adverse Effect. The Seller has not received any notice from any Governmental Authority of any violation of any such ordinance, law or regulation nor do the Seller have reason to believe any such notice may be forthcoming.

         5.19 Environmental Matters. Except as disclosed in Schedule 5.19:

             (a) The Seller possesses all of the permits, licenses and approvals required by statute or regulation to conduct the Business at the facilities of
Seller that are listed on Schedule 5.19 (each a "Facility" and collectively, the
"Facilities") that relate to the environment or to public health and safety or worker health and safety as they may be affected by the environment
("Environmental Permits") and the Seller has made timely and, to the knowledge of the Seller, complete applications for the issuance, renewal, extension or reissuance of all such Environmental Permits where the date for applying for the issuance, renewal, extension or reissuance of any such Environmental Permit has passed.

             (b) The Seller has operated the Business at the Facilities in compliance with all Environmental Permits except for such violations thereof as do not and cannot reasonably be expected to have a Material Adverse Effect.

                                     - 23 -

             (c) No conditions exist that could reasonably be expected to adversely affect the continued validity of any such Environmental Permit for the operation of the Business at the Facilities in the manner in which it is presently operated.

             (d) All material expenses related to compliance with Environmental
Laws or Environmental Permits accrued and recorded by the Business on its books for the 2000 through 2004 fiscal years are included or reflected in the
Financial Statements.

             (e) There are no pending or, to the knowledge of the Seller, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings against any Facility, or against the Seller with respect to any Facility, arising under or relating in any way to any
Environmental Law or any Environmental Permits ("Environmental Claims"), and, to
the knowledge of the Seller, there are no facts circumstances, conditions or occurrences that could reasonably be anticipated to form the basis of an
Environmental Claim.

             (f) The Seller has received no notice with respect to any
Environmental Claims asserted with respect to the Business, any Facility or the
Acquired Assets.

             (g) There are no existing conditions that could reasonably be expected to interfere with the continued compliance with any existing
Environmental Permit for the operation of any Facility in the manner in which such Facility is presently operated.

             (h) There are no Hazardous Substances on, at, or under any Facility other than those being used or stored in compliance with Environmental Laws for use in the operation of any Facility, including, without limitation, such substances contained in barrels, tanks, equipment (movable or fixed) or other containers.

             (i) No spill, discharge, deposit, emission or other release or threat of release of any Hazardous Substance on, at or from any Facility has occurred during the period beginning on the date that the Seller commenced operations at such Facility and ending on the Closing Date, nor has any spill, discharge, deposit or other release or threat of release of any Hazardous
Substance been caused, directly or indirectly, by the Seller or any agent of the
Seller or, to the knowledge of the Seller, any prior user of each site on which any Facility is located.

             (j) There are no asbestos containing materials installed in or affixed to the structures on any Facility in violation of any Environmental Law, nor are any such materials stored or disposed of on any Facility.

                                     - 24 -

             (k) There are no transformers, fixtures or other electrical equipment containing polychlorinated biphenyls installed in, affixed to or located on or at any Facility in violation of any Environmental Law.

             (l) There are not, and have not been, any storage tanks for gasoline or other petroleum products or any Hazardous Substances located at any
Facility, whether above ground, underground or within a structure.

             (m) There is no violation or alleged violation of any applicable
Environmental Law with respect to any Facility, and the Seller has received no notice from any Governmental Authority claiming such a violation or requiring any repair, remedy, construction, alteration, installation, remediation, removal or cleanup with respect to any Facility or requiring any change in the means or methods of operation of any Facility.

             (n) There are no citizen complaints relating to any Facility.

             (o) The Seller has provided to the Purchaser true and complete copies of any environmental reports and other documents in their possession or control that relate to Environmental Claims, the Seller's compliance with
Environmental Laws and Environmental Permits, or to the environmental condition of the Facility.

         5.20 Sufficiency of Assets. The Acquired Assets, together with the property leased from others as described in Schedules 5.6 and 5.7, and the
Intellectual Property referred to in Schedule 5.9, constitute substantially all of the material tangible and intangible property used in the conduct of the
Business as of the date of this Agreement except for the Excluded Assets. On the
Closing Date, all of such property will constitute substantially all of the tangible and intangible property used in the conduct of the Business except for the Excluded Assets.

         5.21 No Misleading Statements; No Other Representations.

             (a) The representations of the Seller and the Shareholder in this
Agreement or any Exhibit, Schedule, list or other document delivered by the
Seller and the Shareholder pursuant to this Agreement do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained in this Agreement or any Exhibit, Schedule, list or other document, in light of the circumstances under which they were made, not misleading.

             (b) Except for the representations and warranties contained in this
Article V or the information in the Schedules attached to this Agreement, neither the Seller, the Shareholder nor any other Person makes any express or implied

                                     - 25 -

representation or warranty on behalf of the Seller or the Shareholder, and the
Seller and the Shareholder disclaims any such representation or warranty, whether by the Seller, the Shareholder or any of their respective officers, directors, employees, agents or representatives or any other Person, with respect to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or the Business or the Acquired Assets, notwithstanding the delivery or disclosure to the Purchaser, any of its officers, directors, employees, agents or representatives or any other Person or any documentation of other information with respect to the foregoing.

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Seller as follows:

         6.1 Organization. The Purchaser is a corporation duly organized validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         6.2 Authority. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this
Agreement and the consummation of the transactions contemplated by this
Agreement have been duly and validly authorized and approved by the Board of
Directors of the Purchaser and no other corporate proceedings on the part of the
Purchaser are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms except as their terms may be limited by (i)
bankruptcy, insolvency or similar laws affecting creditors' rights generally or
(ii) general principles of equity, whether considered in a proceeding in equity or at law.

         6.3 No Conflict. The execution and delivery of this Agreement by the
Purchaser, the performance by the Purchaser of its obligations under this
Agreement, and the consummation by the Purchaser of the transactions contemplated by this Agreement will not:

             (a) contravene any provision of the Articles of Incorporation or
Bylaws of the Purchaser;

             (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment, ruling or order of any
Governmental Authority or of any arbitration award which is either applicable to, binding upon, or enforceable against the Purchaser;

                                     - 26 -

             (c) conflict with, result in any breach of, or constitute a default
(or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material contract which is applicable to, binding upon or enforceable against the Purchaser;

             (d) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of the Purchaser;

             (e) give to any Person a right or claim against the Purchaser which would have a Material Adverse Effect on the Purchaser; or

             (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

         6.4 Finders and Investment Bankers. Neither the Purchaser nor any of
its officers or directors has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated in this Agreement.

         6.5 Absence of Litigation. There are no claims, actions, suits, or proceedings (public or private) pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser at law or in equity, before or by any federal, state, municipal or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any other Person which relates to this Agreement.

                                   ARTICLE VII
                                    COVENANTS

         7.1 Covenants of the Seller and Shareholder. The Seller and Shareholder
covenant and agree with the Purchaser as follows:

             (a) Conduct of the Business. During the period from the date of this Agreement to the Closing Date, the Seller will conduct the operations of the Business according to the ordinary and usual course of the Business, and the
Seller will use their reasonable commercial efforts to keep available the services of its officers and employees and maintain satisfactory relationships with licensors, suppliers, customers and others having business relations with the Business. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement and except with the written consent of the Purchaser, on or prior to the Closing Date:

                                     - 27 -

                    (i) the Seller will not amend its Articles of Incorporation or Bylaws or similar governing documents in a manner which will adversely affect the Seller's completion of the transactions contemplated by this Agreement;

                    (ii) the Seller will not authorize for issuance, issue,
sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), and the Shareholder will not sell or deliver or agree or commit to sell or deliver, any stock of any class of securities convertible into shares of stock of any class giving the holders any rights with respect to the
Acquired Assets or the Business;

                    (iii) the Seller will not, other than in the ordinary course of business (A) create, incur or assume any debt (including obligations with respect to capital leases) which would be or could reasonably become a Lien upon the Acquired Assets; or (B) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligation of any other individual, firm or corporation which relates directly or indirectly to the Business;

                    (iv) the Seller will not, with respect to employees working in the Business, (A) terminate the employment of any such employee other than for cause; (B) enter into any employment agreements with respect to such employees; (C) pay or agree to pay any bonuses or make or agree to make any increase in the rate of wages, salaries or other remuneration of any of its officers or salaried employees, other than in the ordinary course consistent with past practices; (D) pay or agree to pay any pension, retirement allowance or other employee benefit not required by any existing plan, agreement or arrangement to any such director, officer or employee, whether past or present;
or (E) commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment or consulting agreement with or for the benefit of any person, or to terminate or amend any of such plans or any of such agreements in existence on the date of this Agreement;

                                     - 28 -

                    (v) the Seller will not sell, transfer, mortgage, or
otherwise dispose of, or encumber, or agree to sell, transfer, mortgage or otherwise dispose of or encumber, any properties, real, personal or mixed which are part of the Acquired Assets, except in the ordinary course of business or which are not, individually or in the aggregate, material to the Business;

                    (vi) the Seller will not with respect to the Business (A)
enter into any other material obligation, agreement, commitment or contract, or make any further additions to its property or further purchases of machinery or equipment, except obligations, agreements, commitments or contracts for the purchase, sale or lease of goods or services in the ordinary course of business, consistent with past practice and not in excess of current requirements, (B)
modify or change any Material Contract except as may be required in connection with obtaining the consents to the assignment and assumption thereof pursuant to this Agreement, or (C) otherwise make any material change in the conduct of the
Business;

                    (vii) the Seller will not approve, recommend or undertake, any other Acquisition Proposal, or furnish or cause to be furnished any information concerning the Business or Acquired Assets to any Person (other than to the Purchaser) who is interested in any such transaction;

                    (viii) the Seller will, with respect to the Business and the
Acquired Assets, maintain insurance upon all such properties and assets in amounts and kinds comparable to that in effect on the date of this Agreement;

                    (ix) the Seller will maintain its books, accounts and
records with respect to the Business in the usual, regular and ordinary manner, on a basis consistent with prior years;

                    (x) the Seller will keep and maintain all Government Permits in full force and effect, continue its business pursuant to such Government
Permits and take all steps necessary to meet requirements on pending applications for approvals, authorizations, consents, licenses, operating authorities, certificates of public convenience, orders and permits except to the extent that the loss of any of the above could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

                                     - 29 -

                    (xi) the Seller will not with respect to the Business or the
Acquired Assets (A) cancel any debts or waive any claims or rights; (B) make any capital expenditure or commitment exceeding $1,000 in any one instance or
$10,000 in the aggregate; or (C) make any loan to, or enter into any business transaction, agreement, arrangement or understanding of any other nature with, any officer or director of the Seller or any associate of any such officer or director.

             (b) Update of Schedules. The Seller will promptly notify the
Purchaser, prior to the Closing Date, of any changes in the information contained in the Schedules or in any document or information supplied to the
Purchaser pursuant to a Schedule. Except as agreed by the Parties, such information will not be deemed to amend such Schedules.

         7.2 Access to Information.

             (a) Between the date of this Agreement and the Closing Date, the
Seller shall give the Purchaser and its authorized representatives access during normal business hours to all offices, warehouses and other facilities of the
Seller and to all its books and records with respect to the Business or the
Acquired Assets, will permit the Purchaser to make such inspections (including environmental assessments) as the Purchaser may reasonably require, and will cause its officers and employees to furnish information with respect to the
Business or the Acquired Assets as the Purchaser may from time to time reasonably request.

             (b) The Seller and the Purchaser shall preserve all books and records relating to the Business or to the transactions contemplated in this
Agreement for a period of seven years. In addition to the Seller's rights under this Agreement to have full access to and to inspect and copy the Books and
Records transferred to the Purchaser, subsequent to the Closing Date, if there is a legitimate purpose (including the preparation of Tax Returns) or if there is an audit by the IRS, other Governmental Authority inquiry, or litigation or prospective litigation to which the Seller or the Purchaser is, or may become, a party, making necessary the Seller's access to the records of the Business or the records of the Purchaser related to the Business or making necessary the
Purchaser's access to records of the Seller related to the Business, each Party shall allow representatives of the other Party access to such records at such
Party's place of business for the sole purpose of obtaining information for use described in this Agreement.

             (c) The Seller and the Purchaser acknowledge that all customer lists and records and other information pertaining to the Business are proprietary and confidential information and that all such lists, records, and information are the property of the Seller ("Confidential Material"). The
Purchaser agrees that neither it nor any of its representatives will (i) use any such material for any purpose not related to the transactions contemplated by this Agreement or (ii) disclose any such material to anyone except its representatives who may need such information to perform their respective duties and have been informed of its confidential nature and directed to treat it

                                     - 30 -

confidentially. If the transactions contemplated by this Agreement are not consummated, the Purchaser agrees that it and its representatives will return any written Confidential Material in their possession, or will destroy and will not retain any such material, any copies thereof or any notes or memoranda made using such material. The Purchaser agrees that monetary damages alone would not be a satisfactory remedy for a breach of this Section 6.2(c), and that if this
Section 6.2(c) is breached, the Seller is entitled to injunctive relief as well as monetary damages. This Section 6.2(c) shall survive any termination of this
Agreement.

         7.3 Additional Agreements. Subject to the terms and conditions in this
Agreement, each of the Parties agrees to use its reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations
(including the making of any necessary regulatory filings) to consummate and make effective the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including using their respective reasonable commercial efforts to fulfill all conditions of this
Agreement. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the Parties shall use their reasonable commercial efforts take all such necessary action.

         7.4 Public Announcements. None of the Parties shall make any public disclosure of this Agreement or the transactions contemplated by this Agreement without the prior written consent of the other Party except as and to the extent that such Party shall be obligated by law, rule or regulation.

         7.5 Consents. The Seller and HD shall obtain, on or before the Closing
Date, consent to assignment for all of the Subcontract Agreements set forth on
Schedule 2.1(d), the Equipment Leases set forth on Schedule 5.7 and the consents identified on Schedule 7.5 (the "Required Consents") and shall, subject to the provisions of Section 2.3 hereof, use reasonable commercial efforts to attempt to obtain all other consents and approvals as may be required in order to enable them to perform their obligations under this Agreement.

         7.6 Cooperation in Litigation. If, after the Closing Date, the Seller or the Purchaser shall require the participation of officers and employees employed by each other to aid in the defense or settlement of litigation or claims by third parties, and so long as there exists no conflict of interest between the Parties, the Seller and the Purchaser shall use their reasonable efforts to make such officers and employees available to participate in such defense, provided that the Party requiring the participation of such officers or employees shall pay all reasonable out-of-pocket costs, charges and expenses arising from such participation.

         7.7 Further Assurances. From time to time after the Closing Date, each
Party will, at its own expense, execute and deliver, or cause to be executed and delivered, all such other instruments, including instruments of conveyance, assignment and transfer and to make all filings with and to obtain all consents, approvals or authorizations of any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument and take all such other actions

                                     - 31 -

as such Party may reasonably be requested to take by the other Party, consistent with the terms of this Agreement, to effectuate better the provisions and purposes of this Agreement and the transactions contemplated by this Agreement.

         7.8 Employment Matters.

             (a) Effective as of the close of business on the Closing Date,
Seller shall terminate the service of all of its Employees. The Seller shall terminate effective as of the Closing Date all employment agreements or arrangements it has with any of the Employees.

             (b) On the Closing Date, the Purchaser may make offers of
employment to any Employees effective as of the Effective Date. Employees who accept employment with the Purchaser pursuant to this Agreement are hereinafter referred to as "Hirees". Until the third anniversary of the Closing Date, neither the Seller nor HD will, directly or indirectly, solicit or offer employment to any Hirees during such person's term of employment with the
Purchaser.

         7.9 Employee Benefits. Except to the extent they are an Assumed
Liability, the Seller shall pay directly to each employee of the Business that portion of all benefits (including the arrangements, plans and programs listed in Schedule 5.11) which have been accrued on behalf of that employee (or is attributable to expenses properly incurred by that employee) as of the Closing
Date, and the Purchaser shall assume no liability for any such benefits. No portion of the assets of any plan, fund, program or arrangement, written or unwritten, sponsored or maintained by the Seller (and no amount attributable to any such plan, fund, program or arrangement) shall be transferred to the
Purchaser, and the Purchaser shall not be required to continue any such plan, fund, program or arrangement after the Closing Date. The amounts payable on account of all benefit arrangements shall be determined with reference to the date of the event by reason of which such amounts become payable, without regard to conditions subsequent, and the Purchaser shall not be liable for any claim for insurance, reimbursement or other benefits payable by reason of any event which occurs before the Closing Date.

         7.10 Payments Received. The Seller and the Purchaser agree that after the Closing Date they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements, or other property that they may receive after the
Closing Date which properly belongs to the other Party, including without limitation any insurance proceeds, and will account to the other for all such receipts. From and after the Closing Date, the Purchaser shall have the right and authority to endorse without recourse the name of the Seller on any check or any other evidences of indebtedness received by the Purchaser on account of the
Business and the Acquired Assets.

         7.11 Compliance with Bulk Sales Laws. The Purchaser and the Seller waive compliance by the Purchaser and the Seller with the bulk sales law and any other similar laws in any applicable jurisdiction with respect to the transactions contemplated by this Agreement. The Seller shall indemnify the
Purchaser from, and hold it harmless against, any liabilities, damages, costs,
and

                                     - 32 -

expenses resulting from or arising out of (i) the Parties' failure to comply with any of such laws with respect to the transactions contemplated by this
Agreement, or (ii) any action brought or levy made as a result of the Parties'
failure to comply with any of such laws, other than those liabilities which have been expressly assumed, on such terms as expressly assumed, by the Purchaser pursuant to this Agreement.

                                  ARTICLE VIII
              CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER

         The obligations of the Purchaser under this Agreement shall, at its option, be subject to the satisfaction, on or before the Closing Date, of each of the following conditions.

         8.1 Corporate Approvals. Purchaser shall have received all requisite board and/or shareholder approvals necessary to consummate the transactions contemplated by this Agreement.

         8.2 Due Diligence. Purchaser shall have satisfactorily concluded its entire legal and financial due diligence of Seller.

         8.3 Representations and Warranties Accurate and Closing Certificate.
All representations and warranties of the Seller and the Shareholder contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as if such representations and warranties were made on the Closing Date, except for changes expressly contemplated or permitted by this Agreement. The Seller and the Shareholder shall furnish to the Purchaser an appropriate closing certificate, dated the
Closing Date, to that effect.

         8.4 Performance by the Seller and the Shareholder. The Seller and the
Shareholder shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed and complied with by each of them on or before the Closing Date and there shall have been delivered to the Purchaser an appropriate certificate to that effect dated the
Closing Date.

         8.5 Absence of Illegality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any Governmental Authority which would make the transaction contemplated by this Agreement illegal.

         8.6 Litigation. None of the Purchaser, the Seller, the Shareholder, the
Business or the Acquired Assets shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which would impose material limitations on the ability of the Purchaser to exercise full rights of ownership of the Business or the Acquired Assets and no action, suit, proceeding or investigation shall be pending or threatened which, in the opinion of counsel to the Purchaser, is reasonably likely to result in any such order, decree or injunction.

                                     - 33 -

         8.7 Approvals. The Seller and HD shall have obtained the Required
Consents.

         8.8 Transfer of Acquired Assets. The Seller shall have executed and delivered appropriate bills of sale, deeds, assignments or such other instruments of conveyance as the Purchaser and its counsel shall have reasonably requested transferring the Acquired Assets, free and clear of all Liens other than Permitted Liens.

         8.9 Assignment of Installation Contracts. HD shall have executed and delivered appropriate assignments or such other instruments of conveyance as the
Purchaser and its counsel shall have reasonably requested transferring the
Installation Contracts.

         8.10 Real Estate Leases. Each Lessor on the real estate leases set forth on Schedule 5.6 shall have consented to the assignment of such lease to the Purchaser.

         8.11 Noncompetition Agreement. Seller and HD shall have entered into a
Noncompetition Agreement with Purchaser in substantially the form attached hereto as Exhibits "A".

         8.12 Installer Agreement. HD shall have entered into an Installer
Agreement with Purchaser in substantially the form attached hereto as Exhibits
"B".

         8.13 Name Change. On or before the Closing Date Seller shall have filed such papers as may be required to change its corporate name to one which does not contain the words "Digital" or "Interiors".

         8.14 Books and Records. The Seller shall have delivered to the
Purchaser the Books and Records of the Business and related Acquired Assets and
Assumed Liabilities.

         8.15 Release and Termination. The Seller shall have obtained all appropriate releases and termination statements for any Liens which do not relate to lease transactions entered into in the ordinary course of the Business with respect to the Acquired Assets, except for Permitted Liens and Liens arising pursuant to Assumed Liabilities.

                                   ARTICLE IX
                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

         The obligations of the Seller under this Agreement shall, at the option of the Seller, be subject to the fulfillment on or before the Closing Date of each of the following conditions.

         9.1 Representations and Warranties Accurate. All representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects as of the

                                     - 34 -

date of this Agreement and as of the Closing Date as if such representations and warranties were made on the Closing Date, except for changes expressly contemplated or permitted by this Agreement. The Purchaser shall furnish the
Seller an appropriate certificate, dated the Closing Date, to such effect.

         9.2 Performance by the Purchaser. The Purchaser shall have performed and complied in all material respects with all covenants required by this
Agreement to be performed and complied with by it prior to or on the Closing
Date and there shall have been delivered to the Seller an appropriate certificate to such effect, dated the Closing Date.

         9.3 Absence of Illegality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any Governmental Authority which would make the transactions contemplated by this Agreement illegal.

         9.4 Litigation. No order of any court or Governmental Authority shall be in effect which restrains or prohibits the consummation of the transactions contemplated by this Agreement and there shall not have been threatened, nor shall there be pending any action or proceeding in any such court or before any such Governmental Authority seeking to prohibit or delay, or challenging the validity of, the transactions contemplated by this Agreement.

         9.5 Governmental Approvals. The Purchaser shall have obtained all necessary approvals, consents or permits of Governmental Authorities required for the performance by the Purchaser of its obligations under this Agreement or for the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE X
                                 INDEMNIFICATION

         10.1 Survival of Representations and Warranties.

             (a) Subject to Sections 10.1(b) and 10.1(c), the
representations and warranties made by the Seller and the Shareholder in this
Agreement or in any Schedule, Exhibit, certificate or other document delivered by or on behalf of the Seller or the Shareholder pursuant to this Agreement shall be deemed to be continuing and shall survive for a period of twenty-four
(24) months from the Closing Date (the "Survival Date").

             (b) If written notice, given in good faith, of a specific claim with respect to the breach of any representation or warranty shall have been made before the Survival Date, then such representation or warranty shall, with respect to such claim, survive until the claim has been finally resolved.

                                     - 35 -

             (c) Nothing in this Section 10.1 shall terminate or affect the obligations and indemnities of the Parties with respect to covenants and agreements contained or referred to in this Agreement that are to be performed by their specific terms, in whole or in part, after the Closing Date or the dates referred to above. Any investigations made by or on behalf of the
Purchaser shall not affect the Seller's representations and warranties under this Agreement provided, however, that each Party hereto, in entering into this
Agreement and performing at the Closing, agrees and acknowledges that it shall not be entitled to rely on the accuracy and completeness of any representation or warranty of another Party, including any matter set forth in any Schedule,
Exhibit, certificate or other document delivered by or on behalf of such Party pursuant to this Agreement, if and to the extent it shall have discovered any fact contrary to such representation or warranty during its due diligence investigation or otherwise and shall not have given to the other party written notice thereof prior to the date hereof.

         10.2 Indemnification by the Seller and Shareholder. The Seller and the
Shareholder shall, jointly and severally, indemnify, defend, save and hold harmless the Purchaser and its successors and assigns, and the Purchaser's employees, representatives, officers, directors and agents from and against any and all Indemnified Damages arising out of or resulting from:

             (a) any breach of or inaccuracy in any representation or warranty made by the Seller in this Agreement or in any Schedule or Exhibit to, or in any certificate or other document furnished by the Seller pursuant to, this
Agreement, or

             (b) any breach of any covenant of the Seller contained in this
Agreement requiring performance after the Closing Date, or

             (c) the indemnification obligation contained in Section 7.11, or

             (d) any Excluded Liability, or

             (e) the value of any Acquired Assets as to which Seller cannot deliver title and possession to Purchaser within ten (10) days after Closing.

         10.3 Purchaser's Indemnity. The Purchaser shall indemnify, defend, save and hold harmless the Seller, the Shareholder and their respective successors and assigns, and their respective employees, representatives, officers, directors and agents from and against any and all Indemnified Damages arising out of or resulting from:

             (a) any breach of or inaccuracy in any representation or warranty made by the Purchaser in this Agreement or in any Schedule or Exhibit to, or in any certificate or other document furnished by the Purchaser pursuant to, this
Agreement, or

                                     - 36 -

             (b) any breach of any covenant of the Purchaser contained in this
Agreement requiring performance after the Closing Date, or

             (c) any Assumed Liability.

         10.4 Limitations on Indemnity. The aggregate obligations of the Seller and the Shareholder to indemnify the Purchaser, and the obligations of the
Purchaser to indemnify the Seller and the Shareholder, are subject to the following limitations:

             (a) For claims arising under Section 10.2(a), the Seller and the
Shareholder shall be liable to the Purchaser only to the extent that the claims under Section 10.2(a) exceed Ten Thousand Dollars ($10,000) in the aggregate and thereafter the Purchaser shall be entitled to indemnification thereunder only for the aggregate amount of such liability in excess of Ten Thousand Dollars
($10,000). The limitation in this Section 10.4(a) shall not apply to claims arising under Section 10.2(b) through (e). In no event shall the Seller and the
Shareholder collectively be liable to the Purchaser for claims under Section
10.2(a) in excess of an aggregate amount equal to the Purchase Price.

             (b) For claims arising under Section 10.3(a), the Purchaser shall be liable to the Seller and the Shareholder only to the extent that the claims under Section 10.3(a) exceed Ten Thousand Dollars ($10,000) in the aggregate and thereafter the Seller and the Shareholder shall be entitled to indemnification thereunder only for the aggregate amount of such liability in excess of Ten
Thousand Dollars ($10,000). The limitation in this Section 10.4(a) shall not apply to claims arising under Section 10.3(b) and (c).In no event shall the
Purchaser be liable to the Seller and the Shareholder for claims under Section
10.3(a) in excess of an aggregate amount equal to the Purchase Price.

             (c) All Indemnified Damages to which an indemnified party may be entitled pursuant to the provisions of this Article shall be net of any insurance coverage with respect thereto. No director or officer of an indemnifying party shall have any liability to an indemnified party as a result of a breach of a representation or warranty contained in this Agreement.

             (d) Notwithstanding any other provision of this Agreement, neither the Purchaser nor the Seller or the Shareholder shall be liable under this
Article X for Indemnified Damages to the extent, if any, that any such
Indemnified Damages results from a failure on the part of any Indemnified Party to exercise good faith in no jeopardizing or prejudicing the interests of the
Indemnifying Party.

         10.5 Setoff. Purchaser will be entitled to setoff from its payment obligations under Sections 2.7 and 3.2, on a dollar-for-dollar basis, an aggregate amount equal to the

                                     - 37 -

indemnification obligations of Seller and Shareholder under this Article X, provided that, in the case of claims under Section 10.2(a) only, the limitation amount set forth in Section 10.4(a) has been reached or exceeded. To the extent setoff is elected, Purchaser shall so notify Seller and Shareholder and shall make the setoff against the payments as they become due.

         10.6 Claims for Indemnification.

             (a) Whenever any claim for indemnification shall arise under this
Article X, the Party asserting such claim (the "Indemnified Party") shall promptly notify the other Party (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim; provided, however, that no delay on the part of the Indemnified Party in giving notice shall relieve the Indemnifying Party of any obligation to indemnify unless (and then solely to the extent that) the Indemnifying Party is prejudiced by such delay.
If any claim for indemnification under this Agreement resulting from or in connection with legal proceedings by a third party, such notice shall also specify, if known, the amount or an estimate of the amount of the liability arising from such proceedings.

             (b) If any claim is asserted by a third party against the
Indemnified Party for which the Indemnifying Party may be responsible under this
Agreement (a "Third Party Claim"), written notice of such Third Party Claim shall be given to the Indemnifying Party as promptly as practicable; provided, however, that no delay on the part of the Indemnified Party in giving notice shall relieve the Indemnifying Party of any obligation to indemnify unless (and then solely to the extent that) the Indemnifying Party is prejudiced by such delay. The Indemnifying Party shall be entitled, if the Indemnifying Party so elects, to take control of the defense and investigation of such Third Party
Claim and to employ and engage attorneys of its own choice to handle and defend such Third Party Claim, at the Indemnifying Party's cost, risk and expense, and such defense shall include all proceedings and appeals which counsel for the
Indemnified Party shall deem appropriate. The Indemnified Party shall cooperate in all reasonable respects, at the Indemnifying Party's cost and expense, with the Indemnifying Party and such attorneys in the investigation and defense of such claim (including any appeal); provided, however, that the Indemnified Party may, at its own cost, risk and expense, participate in any such investigation and defense of any Third Party Claim.

             (c) Notwithstanding the provisions of the previous subsection of this Article, until the Indemnifying Party shall have assumed the defense of any such Third Party Claim, the defense shall be handled by the Indemnified Party.
Furthermore, if a judgment against the Indemnified Party will, in the good faith opinion of the Indemnified Party, establish a custom or precedent which will be materially adverse to the best interests of its continuing business, the
Indemnifying Party shall not be entitled to assume the defense of the Third
Party Claim and the defense shall be handled by the Indemnified Party. If the defense of the Legal Action is handled by the Indemnified Party under the provisions of this subsection, the Indemnifying Party shall pay all legal and other expenses reasonably incurred by the Indemnified Party in conducting such defense.

                                     - 38 -

             (d) Unless previously authorized by the Indemnified Party, the
Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim without the prior written consent of the Indemnified Party which consent shall not be unreasonably withheld.
Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the Indemnified Party or its assets, employees or business, or relief which the Indemnified Party reasonably believes could establish a custom or precedent which will be materially adverse to the best interests of its continuing business. If the Indemnifying Party does not assume the defense of any Third Party Claim in accordance with the terms of this
Section 10.6, the Indemnified Party may defend against such Third Party Claim in such manner as it may reasonably deem appropriate. The Indemnified Party shall not consent to a settlement of, or the entry of any judgment arising from, any
Third Party Claim, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against the Indemnified Party or its assets, employees or business, or relief which the
Indemnifying Party reasonably believes could establish a custom or precedent which will be materially adverse to the best interests of its continuing business.

         10.7 Remedies. The indemnification provided in this Article X shall, except for fraud, constitute the exclusive remedy of each of the Parties for any breach of the representations and warranties in this Agreement, any breach of any covenant, condition or undertaking contained in this Agreement requiring performance after the Closing Date by any other Party hereto, and any liability for Excluded Liabilities or Assumed Liabilities regardless of whether any claims or causes of action asserted with respect to such matters are brought in contract, tort or any other legal theory whatsoever.

         10.8 Resolution Period; Arbitration; Litigation. During the ten (10)
Business Day period following the Seller's receipt of the Purchaser's notice of a claim for indemnification ("Resolution Period"), the Parties shall negotiate in good faith to resolve the Purchaser's claim for indemnification. If the
Parties are unable to resolve any claim during the Resolution Period, then, promptly following the expiration of the Resolution Period, if the matter in controversy is for an amount less than FIFTY THOUSAND DOLLARS ($50,000.00), the
Parties shall submit the matter for final binding arbitration in Ft. Lauderdale,
Florida in accordance with the then current rules of the American Arbitration
Association. The arbitrator's decision shall be final, conclusive and binding on the Parties. The cost of the arbitration shall be borne by the Seller and the
Purchaser equally, unless the arbitrator decides that the fee shall be borne in unequal proportions. If the matter in controversy is FIFTY THOUSAND DOLLARS
($50,000.00) or more, either Party shall have the right to commence an action to adjudicate such matter in any court of competent jurisdiction. In the event of litigation, each Party shall bear its own costs. The decision of the arbitrator resulting from any such arbitration or court from any such litigation shall be in writing and shall promptly be delivered to both the Purchaser and the Seller, with a copy to counsel for both parties.

                                     - 39 -

                                   ARTICLE XI
              ADDITIONAL AGREEMENTS OF THE SELLER AND THE PURCHASER

         11.1 Seller's Accounts Receivable. At Closing the Seller shall deliver to the Purchaser a complete and accurate list of the Seller's accounts receivable arising out of the operation of the Business prior to the Effective
Date (the "Receivables"). The Purchaser, on the Seller's behalf, shall accept payment of the Seller's Receivables, at no charge to the Seller, for a period of one hundred eighty (180) days (the "Receivables Collection Period") after the
Closing Date and the Purchaser shall turn over to the Seller on a monthly basis during the Receivables Collection Period all of the payments so accepted.
Payments received with respect to the Receivables shall be matched with invoices or applied pursuant to any remittance advice to the extent possible. All monies collected from account debtors of the Receivables which cannot be matched to invoices or which are not accompanied by remittance advice shall be applied to existing balances due as of the Closing Date until such balances have been paid in full. Purchaser and Seller shall not instruct account debtors as to the manner in which they should request payment application. Purchaser will take no actions with respect to the Receivables which would cause the Receivables to become uncollectible. The Purchaser's responsibility so far as said collection is concerned, is only to accept monies or other payments made on said accounts receivable and shall not include any obligation to attempt to enforce payment thereof, or to send out bills or statements therefor. However, at the Seller's request, the Purchaser agrees to send out a maximum of three statements for each account during the Receivables Collection Period. The Seller shall pay the reasonable expenses for such mailings. No adjustments shall be made on any such accounts receivable by the Purchaser without the written permission of the
Seller or its representative. Any mail delivered to the Purchaser after the
Receivables Collection Period which is addressed to the Seller shall be held unopened by the Purchaser and turned over to the Seller or its representative.

         11.2 Post Closing Assistance. Following the Closing, Purchaser will make available to Seller such of its personnel as may be reasonably required to aid Seller in preparing its final tax returns and other reports.

                                   ARTICLE XII
                                   TERMINATION

         This Agreement may be terminated, by written notice promptly given to the other Party, at any time before the Closing Date as follows:

             (a) by mutual written consent of the Purchaser and the Seller; or

             (b) by either the Purchaser or the Seller, if a court of competent jurisdiction or other Governmental Authority shall have issued an order, decree
or

                                     - 40 -

ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this
Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

             (c) by either the Purchaser or the Seller, if the Closing shall not have occurred on or before April 30, 2005, unless the absence of such occurrence shall be due to the failure of the Party seeking to terminate this Agreement (or its subsidiaries or Affiliates) to perform in all material respects each of its obligations under this Agreement required to be performed by it on or before the
Closing Date; or

             (d) by the Purchaser, (A) at any time if the representations and warranties of the Seller and Shareholder contained in Article V are found to have been incorrect in any material respect when made, or (B) at any time if the
Seller or Shareholder fail to perform in any material respect any of the covenants contained in Article VI required to be performed by it before such time; or

             (e) by the Seller, (A) at any time if the representations and warranties of the Purchaser contained in Article VI are found to have been incorrect in any material respect when made, or (B) at any time if the Purchaser fails to perform in any material respect any of the covenants contained in
Article VII required to be performed by it before such time.

             If this Agreement is terminated pursuant to this Article XII, this
Agreement shall become void and have no effect, without any liability on the part of any of the Parties or their directors or officers or stockholders with respect to this Agreement except to pay such expenses as are required of a Party and to comply with the confidentiality provisions of Section 7.2(c), but such termination shall not constitute a waiver by any Party of any claim it may have for damages caused by reason of a material breach of a representation, warranty or covenant made by any other Party.

                                  ARTICLE XIII
                                OTHER PROVISIONS

         13.1 Complete Agreement. This Agreement, including the Schedules and
Exhibits and the documents referred to in this Agreement, shall constitute the entire agreement between the Parties with respect to the subject matter of this
Agreement and shall supersede all previous and contemporaneous negotiations, commitments and writings with respect to such subject matter.

         13.2 No Waiver. No failure of any Party to exercise any power given it under this Agreement, or to insist upon strict compliance with any provision of this Agreement, and no custom or practice of the Parties at variance with the terms of this Agreement shall constitute a waiver of any Party's right to demand strict compliance with the terms of this Agreement.

                                     - 41 -

         13.3 Discharge, Amendment. No release, discharge, amendment, modification, or waiver of this Agreement or any of its provisions shall be effective unless contained in an instrument in writing signed on behalf of each of the Parties by their authorized representatives.

         13.4 Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be given by (i) certified mail, (ii) recognized commercial overnight courier, (iii) facsimile transmission with a confirming copy by certified mail or recognized commercial overnight courier, or (iv) e-mail with a confirming copy by certified mail or recognized commercial overnight courier, all addressed as follows.

         If to the Purchaser:

            180 Digital Interiors, Inc.
            6365 NW 6 Way, Suite 200
            Ft. Lauderdale, FL 33309
            Attention: Robert R. Newell, CBDO
            Facsimile: 954.489.9745
            E-Mail:  RNewell@180connect.net

         with a copy to

            Rhoads & Sinon LLP
            One S. Market Square
            P.O. Box 1146
            Harrisburg, Pennsylvania  17108
            Attention:  John P. Manbeck, Esq.
            Facsimile:  717.231.6694
            E-Mail:  JManbeck@rhoads-sinon.com

or to such other Person or at such other place as the Purchaser shall furnish to the Seller or Shareholder in writing, and

         If to the Seller or Shareholder to:

            Digital Interiors Inc.
            Home Director, Inc.
            2525 Collier Canyon Road
            Livermore, CA 94551
            Attn:  Michael D. Liddle, President & CEO
            Facsimile:  925.243.1745
            E-mail:  mliddle@homedirector.com

                                     - 42 -

         with a copy to

                  __________________

                  __________________
                  Attn:  ________________
                  Facsimile:  ___.___.____
                  E-Mail: _______@________.___

or to such other Person or at such other place as the Seller or Shareholder shall furnish to the Purchaser in writing.

         Any notice delivered by certified mail shall be effective on the third
Business Day after deposited in the United States mail. Any notice delivered by recognized commercial overnight courier shall be effective on the next Business
Day after delivery to the recognized commercial overnight courier. Any notice delivered by facsimile transmission or e-mail shall be effective on the day of transmission, if transmitted prior to 3:00 p.m. prevailing Eastern time.

         13.5 Expenses. The Parties shall pay their own expenses incident to the preparation of this Agreement and the consummation of the transactions contemplated in this Agreement.

         13.6 Governing Law. The interpretation and construction of this
Agreement, the obligations of the Parties, and any claims or disputes relating to this Agreement, shall be governed by and construed in accordance with the domestic laws of the State of Florida excluding the choice or conflicts of law rules of that state which might otherwise be applicable. The Parties consent to the jurisdiction of the state and federal courts sitting in the State of
Florida, agree that any proceeding in connection with any claim or dispute relating to this Agreement may be conducted in such courts, and waive any defense of lack of personal jurisdiction or improper or inconvenient venue. THE
SELLERS, THE SHAREHOLDER AND THE PURCHASER WAIVE TRIAL BY JURY AND CONSENT TO
THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE
COURT.

         13.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and the successors or assigns of the
Parties, provided that the rights and obligations of the Seller in this
Agreement may not be assigned, and the rights of the Purchaser may be assigned in whole or in part, only to an Affiliate or Affiliates of the Purchaser or to such other entity or organization which shall succeed to substantially all the assets of the Purchaser or its permitted successors or assigns. No assignment of the rights of the Purchaser permitted under this Section 13.7 shall relieve the
Purchaser of its obligations under this Agreement.

         13.8 Execution in Counterparts; Facsimile Signatures. This Agreement
may be executed in one or more counterparts, all of which shall

                                     - 43 -

be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each Party and delivered to the other Party. A signature to this Agreement delivered by telecopy or other artificial means shall be deemed valid if a manually-signed copy of such signature is delivered after such telecopy or other signature is delivered.

         13.9 No Third Party Beneficiaries. The Parties shall have the sole right to enforce the performance of the provisions of this Agreement and the sole right to receive any amounts payable by the Parties pursuant to this
Agreement, and no other Person shall be entitled to, or shall have any claim, right, title or interest to or in any such amounts by virtue of this Agreement.
This Agreement is personal to the Parties, and is not intended for the benefit of, and is not intended to be relied upon by, any other Person and no such
Person (or any other Person acting on its behalf) shall be entitled to the benefit of or to enforce this Agreement.

                                     - 44 -

         This Agreement has been executed and delivered by the Parties on the day and date first above written.

                                             PURCHASER:
                                             180 DIGITAL INTERIORS, INC.

                                             By: /s/ Robert R. Newell
                                                 -----------------------------
                                             Name:   Robert R. Newell
                                             Title:  Chief Business
                                                     Development Officer

                                             SELLER:
                                             DIGITAL INTERIORS INC.

                                             By: /s/ Michael Liddle
                                                 -----------------------------
                                             Name:  Michael Liddle
                                             Title: President & Chief
                                                    Executive Officer

                                             SHAREHOLDER:
                                             HOME DIRECTOR, INC.

                                             By: /s/ Michael Liddle
                                                 -----------------------------
                                             Name:  Michael Liddle
                                             Title: President & Chief
                                                    Executive Officer

                                     - 45 -

                                   EXHIBIT 1.4

                                   DEFINITIONS

         "Acquisition Proposal" shall mean any offer or proposal for, or any indication of interest in, directly or indirectly the purchase of the Business or Acquired Assets or any merger or other business combination involving the
Business or Acquired Assets, other than the transactions contemplated by this
Agreement.

         "Affiliate" shall have the meaning set forth in Rule 12b-2 of the regulations under the Securities Exchange Act of 1934.

         "Business Day" means any day other than (i) a Saturday, Sunday, legal holiday, or (ii) any other day upon which banks in Pennsylvania are permitted or required to be closed.

         "Day" or "day" means a calendar day.

         "Environmental Law" shall mean (i) any federal, state and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, relating to pollution (or the cleanup of the environment), human health or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including its surface and subsurface), plant and animal life or any other natural resource, or concerning exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of
Hazardous Substances, in each case as amended, and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental
Law includes, without limitation, the Federal Comprehensive Environmental
Response Compensation and Liability Act of 1980; the Superfund Amendments and
Reauthorization Act; the Federal Water Pollution Control Act; the Federal Clean
Air Act; the Federal Clean Water Act; the Federal Resource Conservation and
Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto); the Federal Solid Waste Disposal Act; the Federal Toxic Substances
Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Federal
Occupational Safety and Health Act of 1970; and any similar laws in effect in the State of Texas, in the case of each, as amended, and as now in effect.

         "Financial Statements" shall mean the balance sheets with respect to the Business at December 31, 2000, December 31, 2001, December 31, 2002 and
December 31, 2003 and the related statements of income for the fiscal years or period then ended.

         "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hazardous Substances" shall mean any substance presently listed, defined, designated, considered or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Substance includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum, petroleum product, or petroleum-derived substance or waste, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

         "Indemnified Damages" mean any costs, losses, liabilities, claims and expenses, including reasonable legal fees and costs of investigation.

         "Intellectual Property" means, except for any such intellectual property of the Seller that is included in the Excluded Assets:

             (a) any invention (whether patentable or unpatentable and whether or not reduced to practice), any improvements to any invention, and any patent, patent application, or patent disclosure, together with any reissuance, continuation, continuation-in-part, revision, extension, or reexamination of any patent,

             (b) any trademark, service mark, trade dress, logo, trade name, or corporate name, together with any translation, adaptation, derivation, or combination and including any associated goodwill, and any application, registration, or renewal,

             (c) any copyrightable work, any copyright, and any application, registration, or renewal,

             (d) any mask work and any application, registration, or renewal,

             (e) any trade secret or confidential business information
(including any idea, research and development, know-how, formula, composition, manufacturing and production process or technique, technical data, design, drawing, specification, customer or supplier list, pricing and cost information, and business and marketing plan or proposal),

             (f) any computer software and related licenses (including data and related documentation),

             (g) any other proprietary right, and

             (h) any copies or tangible embodiment of any Intellectual Property.

         "IRS" means the United States Internal Revenue Service.

         "Lien" means any mortgage, pledge, lien, charge, security interest or other encumbrance.

         "Material Adverse Effect" means (a) with respect to the Seller, a material adverse effect on (i) the Acquired Assets or the Business or (ii) the
ability of the Seller to consummate the transactions contemplated by this
Agreement, and (b) with respect to the Purchaser or any other Person, a material adverse effect on (i) the business, assets, financial condition, results of operations or prospects of the Purchaser or such Person or (ii) the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

         "Permitted Liens" means (A) Liens for Taxes, the payment of which is not yet delinquent or which are being contested in good faith and by appropriate proceedings with adequate reserves set aside on the books of the Business for such Taxes in accordance with GAAP; (B) materialmen's warehousemen's, mechanics'
or other Liens arising by operation of law in the ordinary course of business for sums not due and which do not materially detract from the value of such assets or properties or materially impair the operation of the Business; and (C)
statutory Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance, or other forms of governmental insurance or benefits and (D) the security interests or other encumbrances identified on Schedule 2.4 which shall not be discharged as of Closing, but which shall be transferred to and assumed by the Purchaser.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust, joint venture, unincorporated organization, other entity or group.

         "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of
(or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

         "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns.

                          DEFINITIONAL CROSS-REFERENCES

         The following terms are defined in the following provisions of this
Agreement.

"Acquired Assets"                           Section 2.1
"Acquired Assets Requiring Consent"         Section 2.3(a)(i)
"Agreement"                                 Introductory paragraph
"Assumed Liabilities"                       Section 2.4(a)
"Book and Records"                          Section 2.1(k)
"Business"                                  Background
"Business Contracts"                        Section 2.1(e)
"Closing Date"                              Section 4.1
"Code"                                      Section 2.8
"Confidential Material"                     Section 7.2(c)
"Current Items"                             Section 2.1(b)
"ERISA"                                     Section 5.11(d)(i)
"Employee Benefit Plans"                    Section 5.11(a)
"Employees"                                 Section 5.10(a)
"Environmental Claims"                      Section 5.19(e)
"Environmental Permits"                     Section 5.19(a)
"Equipment Leases"                          Section 2.1(f)
"Excluded Assets"                           Section 2.2
"Excluded Liabilities"                      Section 2.4(b)
"Facility"                                  Section 5.19(a)
"Fixed Assets"                              Section 2.1(a)
"GAAP"                                      Section 1.3
"Government Permits"                        Section 5.18
"HD"                                        Introductory paragraph
"Hirees"                                    Section 7.8
"Immigration Act"                           Section 5.10(n)
"Indemnified Party"                         Section 10.6(a)
"Indemnifying Party"                        Section 10.6(a)
"Intellectual Property"                     Section 2.1(j)
"Inventory"                                 Section 2.1(c)
"Leased Real Property"                      Section 5.6
"Material Contracts"                        Section 5.8
"Non-Assignable Asset"                      Section 2.3(a)
"Party" or "Parties"                        Introductory paragraph
"Permits"                                   Section 2.1(l)
"Purchase Price"                            Section 2.6
"Purchaser"                                 Introductory paragraph

"Real Property"                             Section 5.6
"Real Property Leases"                      Section 2.1(f)
"Receivables"                               Section 11.1
"Receivables Collection Period"             Section 11.1
"Required Consents"                         Section 7.5
"Resolution Period                          Section 10.8
"Seller"                                    Introductory paragraph
"Shareholder"                               Introductory paragraph
"Subcontract Agreements"                    Section 2.1(d)
"Survival Date"                             Section 10.1(a)
"Third Party Claim"                         Section 10.6(b)
"Used Real Property"                        Section 5.6

                                LIST OF SCHEDULES

Schedule 2.1(a) Fixed Assets
Schedule 2.1(d) Subcontract Agreements
Schedule 2.2(b) Trade Accounts Receivable
Schedule 2.4    Assumed Liabilities
Schedule 2.5    Business Contracts
Schedule 2.8    Allocation of Purchase Price
Schedule 5.1(a) Good Standing Certificates of Seller
Schedule 5.1(b) Good Standing Certificates of HD
Schedule 5.3    No Conflict
Schedule 5.4    Financial Statements
Schedule 5.5    Absence of Changes
Schedule 5.6    Real Property Leases
Schedule 5.7    Equipment Leases
Schedule 5.8    Material Contracts
Schedule 5.9    Intellectual Property
Schedule 5.10   Employment Matters
Schedule 5.11   Employee Benefit Plans
Schedule 5.12   Tax Audits and Payment of Taxes
Schedule 5.13   Liabilities
Schedule 5.14   Absence of Litigation
Schedule 5.17   OSHA
Schedule 5.18   Ability to Conduct the Business; Compliance
Schedule 5.19   Environmental Matters
Schedule 7.5    Consents

Schedule A      Unit Prices
Schedule B      Limited Warranty

                                    EXHIBIT A

                            NON-COMPETITION AGREEMENT

                            NON-COMPETITION AGREEMENT

         This NON-COMPETITION AGREEMENT made as of the 16th day of March, 2005
(the "AGREEMENT") is by and among 180 CONNECT INC., a Nevada corporation
("180"); DIGITAL INTERIORS INC., a California corporation ("DI") and HOME
DIRECTOR, INC., a Delaware corporation, the sole shareholder of DI ("HD").

         WHEREAS 180 Digital Interiors, Inc. a wholly owned subsidiary of 180 has purchased from DI certain assets which are used in connection with DI's business of installing, connecting, integrating and activating internet home networks from facilities at the four (4) locations in Livermore and Montclair,
California; Colorado Springs, Colorado and The Woodlands, Texas (the
"Purchase"); and

         WHEREAS HD is the sole shareholder of DI and as such is the owner of all of the issued and outstanding capital stock of DI; and

         WHEREAS DI and HD have agreed to execute this Agreement, voluntarily, as a condition of and consideration for the Purchase;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants hereinafter set forth, the terms and conditions of the Purchase by 180 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

1.1      DEFINITIONS
         -----------

         As used herein, the following terms have the following meanings:

         "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, that Person. The term
         "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any
         Person, means the possession, directly or indirectly, of the power to elect a majority of the board of directors or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interests, by Contract, family relationship or otherwise and, in any event and without limitation of the foregoing, any Person owning 10% or more of the voting securities or other ownership interests of another
         Person shall be deemed to control that Person.

         "ASSOCIATE", when used to indicate a relationship with any Person, means (i) a body corporate of which that Person beneficially owns or controls, directly or indirectly, shares or securities currently convertible into shares carrying more than 10% of the voting rights under all circumstances or under any circumstances that have occurred and are continuing, or a currently exercisable option or right to purchase those shares or those convertible securities; (ii) a partner of that Person acting on behalf of the partnership of which they are partners; (iii) a trust or estate in which that Person has a substantial interest or in respect of which he serves as a trustee or in a similar capacity; (iv) a spouse of that Person; or (v) a relative of that Person or of her spouse if that relative has the same residence as that Person.

         "BUSINESS" has the meaning set forth in Subsection 2.1(a).

         "COMPETE" means directly or indirectly: (i) owning, controlling, financing, managing, operating, investing in (other than investments in publicly owned companies which constitute not more than 2% of the voting securities of such public companies), promoting or engaging in any Competitive Business; (ii) working for, advising, consulting, representing, or providing information or services to a Competitive
         Business, as a director, officer, employee, agent, employee or otherwise; (iii) inducing or influencing or attempting to induce or influence any employee of 180 or any of its Affiliates or Associates to discontinue, reduce or modify his or her employment with 180 or
         Affiliate or Associate; (iv) hiring, employing or otherwise engaging the services of, or offering employment to any employee, agent, consultant or independent contractor of 180 or any Affiliate or
         Associate; (v) soliciting business from any client or customer of 180 or any Affiliate or Associate; (vi) inducing or influencing any client or customer of 180 or any Affiliate or Associate to (A) discontinue, reduce or modify its business relationship with 180 or any Affiliate or
         Associate, (B) to commence doing business with or increase the amount of business done with a Competitive Business, or (C) to hire another person or entity to provide services being provided by 180; or (vii)
         using Confidential Information for personal gain.

         "COMPETITIVE BUSINESS" means any (i) Person, business or concern engaged or planning to engage in activities that are the same or similar to the Business or any existing or planned business activities of 180 at any time, or (ii) any Person, business or concern that owns, invests in, operates, manages or controls any entity referred to in clause (i) of this definition.

         "CONFIDENTIAL INFORMATION" means information, technology, material or other property of any kind which is confidential or proprietary to 180 or any Affiliate or Associate or to any supplier, customer, client, agent, employee, director or officer of 180 or any Affiliate or
         Associate, including without limitation: (i) the names, addresses, and purchasing history of and any other information about the customers, clients, employees, consultants, agents, suppliers or other business associates of 180 or any Affiliate or Associate; (ii) Proprietary
         Rights of 180 or any Affiliate or Associate whether owned, licensed or otherwise held or used; (iii) all current and future Inventions of 180 or any Affiliate or Associate; (iv) information relating to the past, present and contemplated business plans, financial condition or financial results, practices, resolutions, products, strategies, pricing policies and lists, services, methods of production and operation, business processes, marketing and marketing plans, distribution, installations, facilities, machinery and equipment, and research and development of 180 or any Affiliate or Associate; (v)
         data,

                                      - 2 -

         correspondence, notes, memoranda, manuals, financial statements, books and records, documents, licensing arrangements, financing programs, credit terms, banking arrangements or other contracts, terms or negotiations of any kind whatsoever related to the assets, financial condition or business of 180 or any Affiliate or Associate; (vi)
         information which is instructional or informational, or promotional materials or manuals; (vii) any information of a confidential or sensitive nature which is received from or otherwise relates to any
         Competitive Business; (viii) any information, the disclosure of which could be reasonably expected to materially adversely affect 180 or any
         Affiliate or Associate, or affect the competitive position of 180 or any Affiliate or Associate; and (ix) originals, and Copies or
         Representations, of any of the foregoing; provided, however, that
         "Confidential Information" does not include information which is or becomes generally available to the public, other than as a result of a disclosure in violation of this Agreement.

         "CONTROL" in relation to a body corporate means control of the body corporate, and for the purposes of this Agreement, a Person or Persons control a body corporate and a body corporate is controlled by a Person or Persons if securities of the body corporate to which are attached more than 50% of the votes that may be cast to elect directors of the body corporate are held, other than by way of security only, by or for the benefit of that Person.

         "COPIES OR REPRESENTATIONS" means copies, versions, summaries, representations or depictions of any kind or produced in any manner, including photocopies or telefax copies, electromagnetic and electronic versions, computerized versions and any media on which such versions are recorded or stored, plans, diagrams, schematics, blue prints, technical drawings, technical specifications, graphics or other representations, lists, maps or charts.

         "PERSON" means, where applicable, any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity or any department, agency or division thereof.

         "PROPRIETARY RIGHTS" means all intellectual property of 180 or any
         Affiliate or Associate, including without limitation foreign and domestic: (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos, industrial designs, internet domain names and 180's corporate name (in its jurisdiction of incorporation) and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v)
         computer software, programs, database technologies, data and documentation (in both source code and object code form), demo disks, source language statements and benchmark test results, (vi) trade secrets and other confidential and proprietary information (including, but not limited to, inventions, whether patentable or unpatentable), know-how, licences and copyrightable works, (vii) other confidential and proprietary intellectual property rights, (viii) Copies and
         Representations of the foregoing (in whatever form or medium) and (ix)
         all renewals, extensions, revivals and resuscitations of the foregoing.

                                     - 3 -

                                   ARTICLE 2
                             COVENANTS OF DI AND HD
                             ----------------------

2.1      NON-COMPETITION
         ---------------

         (a)      Acknowledgement. DI and HD acknowledge that: (i) 180 (and its
                  Affiliates, Associates and subsidiaries) as a result of the
                  Purchase is and will continue to be engaged in the business of installing, connecting, integrating and activating structured wiring/whole house integration networks (the "BUSINESS"); (ii)
                  180 (and its Affiliates, Associates and subsidiaries) are and will be actively engaged in the Business throughout North
                  America, and the Business and its goodwill is and will be
                  national and international in scope; (iii) DI and HD are
                  familiar with DI trade secrets and with other proprietary and confidential information concerning DI and the Business that were acquired by 180 (and its Affiliates, Associates and
                  subsidiaries) as part of the Purchase; and (iv) HD's ownership of DI placed it in a special, unique and extraordinary
                  position with respect to the Business and 180 (and its
                  Affiliates, Associates and subsidiaries) would be irreparably damaged if were to violate the provisions of this section.

         (b)      Restrictions. The DI and HD covenant and agree that for a
                  period commencing on the date hereof and terminating five (5)
                  years from the date hereof, DI and HD shall not Compete in any way against 180 or any Affiliate or Associate (whether such
                  Affiliate or Associate is now existing or hereafter formed) in the United States of America, Canada or Mexico, unless acting in accordance with 180's prior written consent.

         (c)      Permitted Activity. Nothing contained in this Agreement shall prevent or restricted HD from selling its products to any
                  person.

2.2      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION
         ------------------------------------------

         (a)      General Restrictions. DI and HD covenant and agree with 180 that DI and HD shall at all times:

                  (i)      receive and hold all Confidential Information
                           absolutely secret, undisclosed, in trust and in
                           confidence,

                  (ii)     comply with 180's policies and guidelines and use
                           their best efforts for the protection of Confidential
                           Information, and

                  (iii)    not make Copies or Representations of Confidential
                           Information.

         (b)      Disclosure. DI and HD shall not disclose any Confidential
                  Information to any Person, except:

                  (i)      with the prior written consent of 180; or

                                     - 4 -

                  (ii)     if required by a mandatory provision of applicable
                           law, provided however, that prior to any unauthorized
                           use or disclosure of Confidential Information that is
                           required by law, DI and HD shall give 180 reasonable
                           prior notice of any disclosure of Confidential
                           Information required by law and, if requested by 180,
                           shall use reasonable efforts to obtain a protective
                           order or similar protection for 180 and shall permit
                           and cooperate with any effort by 180 to obtain such
                           an order.

         (c)      Other Necessary Actions. DI and HD further agree to take all reasonable and necessary steps to enforce the provisions of this Section 2.2 and to take such action as is reasonably
                  necessary to ensure that no employee, agent, contractor,
                  associate, family member or other person discloses or permits the disclosure of any Confidential Information.

                                   ARTICLE 3
                         INJUNCTIVE RELIEF AND INDEMNITY
                         -------------------------------

3.1      INJUNCTIVE RELIEF
         -----------------

         DI and HD understand and agree that 180 and its Affiliates and
Associates shall suffer irreparable and substantial harm in the event that DI and/or HD breaches any of DI and HD's obligations under this Agreement and that monetary damages shall be inadequate to compensate for the breach. Accordingly,
DI and HD agree that, in the event of a breach or threatened breach by DI and/or
HD of any of the provisions of this Agreement, 180, in addition to and not in limitation of any other rights, remedies or damages available to 180 at law or in equity, shall be entitled to an interim injunction, interlocutory injunction and permanent injunction in order to prevent or to restrain any such breach by
DI and/or HD, or by any or all of DI and/or HD's partners, co-venturers, employers, employees, servants, agents, representatives and any and all persons or entities directly or indirectly acting for, on behalf of or with DI and/or
HD. For certainty, nothing in this Agreement related to arbitration or dispute resolution shall preclude 180 or any Affiliate or Associate from seeking and being granted injunctive relief.

3.2      ACCOUNTING FOR PROFITS AND INDEMNIFICATION
         ------------------------------------------

         The DI and HD agree that if DI and/or HD violates any of DI and HD's covenants or agreements under this Agreement, 180 shall be entitled to an accounting and repayment of all profits, compensation, royalties, commissions, remunerations or benefits which DI and/or HD directly or indirectly shall have realized or may realize relating to, growing out of, or in connection with any violations, in addition to and not in limitation of any injunctive relief or other rights or remedies to which 180 is or may be entitled to at law or in equity or otherwise.

                                     - 5 -

                                    ARTICLE 4
                               DISPUTE RESOLUTION
                               ------------------

4.1      NEGOTIATION OF DISPUTES
         -----------------------

         In the event of a dispute between 180 and DI and/or HD arising out of or in connection with this Agreement, the parties agree to act in good faith to attempt to resolve such dispute by way of negotiations.

4.2      ARBITRATION
         -----------

         If negotiations pursuant to Section 4.1 do not produce satisfactory results, any dispute, conflicts or controversies relating to or arising out of this Agreement shall be resolved by arbitration under Title 9, United States
Code "arbitration" (the "U.S. Federal Arbitration Act"), in accordance with the then current rules of the American Arbitration Association, or any successor, at its office closest to Ft. Lauderdale, Florida. In the event of a conflict between the U.S. Federal Arbitration Act and the rules of the American
Arbitration Association, the rules of the American Arbitration Association shall govern. 180 shall select one arbitrator and DI and HD shall select one arbitrator and the two so selected shall select a third. The arbitrators shall be individuals skilled in the legal and business aspects of the subject matter of this Agreement. Notice of the demand for arbitration shall be made in writing to the other party to this Agreement and to the American Arbitration
Association. The demand shall be made within a reasonable time after the claim or dispute has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on the claim or dispute would be barred by the applicable statute of limitations. The arbitration award shall be final and binding upon the parties. Judgment upon the award shall be binding and may be entered in any court of competent jurisdiction.

                                    ARTICLE 5
                                  MISCELLANEOUS
                                  -------------

5.1      CONFLICTING AGREEMENTS
         ----------------------

         DI and HD represent that DI and HD's performance of all the terms of this Agreement do not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including any agreement relating to any confidential and proprietary information, knowledge or data acquired by DI and
HD in confidence, trust or otherwise prior to the Purchase) to which DI and HD is a party or by which DI and HD may be bound. The DI and HD covenants and agrees that DI and HD shall not disclose to 180 or an Affiliate or Associate, or induce 180 or an Affiliate or Associate to use any confidential or proprietary information, knowledge or data belonging to any previous employer or others. The
DI and HD further covenant and agree not to enter into any agreement or understanding, either written or oral, in conflict with the provisions of this
Agreement.

                                     - 6 -

5.2      REASONABLENESS OF RESTRICTIONS
         ------------------------------

         DI and HD acknowledge having carefully read and considered the provisions of this Agreement and acknowledges that 180 has permitted DI and HD sufficient time to seek independent legal advice and, having done so or voluntarily elected not to do so, DI and HD agree that the restrictions set forth herein are fair and reasonable (including, without limitation, as to duration and geographical areas) and are reasonably required for the protection of the interests of 180 and the Business and the business of its Affiliates,
Associates, officers, directors and employees.

5.3      SEVERABILITY AND ENFORCEABILITY
         -------------------------------

         (a)      General. In the event that any provision or part of any
                  provision of this Agreement shall be deemed void or invalid by a court of competent jurisdiction, the remaining provisions or parts shall be and remain in full force and effect. DI and HD agree that the breach or alleged breach by 180 or an Affiliate or Associate of (a) any covenant contained in another
                  agreement (if any) between 180 or an Affiliate or Associate and DI and/or HD or (b) any obligation owed to DI and/or HD by
                  180 or an Affiliate or Associate, shall not affect the
                  validity or enforceability of the covenants and agreements of
                  DI and HD set forth in this Agreement.

         (b)      Non-competition Covenants. With respect to the non-competition covenants in Subsection 2.1(b), the parties acknowledge that the Business is and will be national and international in
                  scope and that the Business and its goodwill extends to a
                  global market and, thus, the covenants in Subsection 2.1(b)
                  would be particularly ineffective if the covenants were to be limited to a particular geographic area. If any court of
                  competent jurisdiction at any time deems such non-competition covenants, or any part thereof, to be unenforceable because of the duration or scope of such provisions, it is the intention and desire of the parties that the court treat any such
                  provisions which are not fully enforceable as having been
                  modified to the extent deemed necessary by the court to render them reasonable and enforceable, and that the court enforce them to such extent.

5.4      AMENDMENT AND WAIVER, REMEDIES
         ------------------------------

         Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against either party unless such modification, amendment or waiver is approved in writing by each of the parties. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any amendment, modification or waiver hereof shall be delivered to all parties. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                                     - 7 -

5.5      GOVERNING LAW
         -------------

         This Agreement shall be governed by and construed in accordance with the laws in force in the State of Florida without giving effect to the principles of conflicts of law. The parties hereby agree to submit to the exclusive jurisdiction of the courts of the State of Florida with respect to any proceeding relating to this Agreement and the enforcement thereof.

5.6      NOTICES
         -------

         All notices or other communications required or permitted under this
Agreement shall be in writing and shall be given by (i) certified mail, (ii)
recognized commercial overnight courier, (iii) facsimile transmission with a confirming copy by certified mail or recognized commercial overnight courier, or
(iv) e-mail with a confirming copy by certified mail or recognized commercial overnight courier, all addressed as follows.

         If to the 180:

                  180 Connect Inc.
                  6365 NW 6 Way, Suite 200
                  Ft. Lauderdale, FL 33309
                  Attention: Robert R. Newell, CBDO
                  Facsimile: 954.489.9745
                  E-Mail: RNewell@180connect.net

         with a copy to

                  Rhoads & Sinon LLP
                  One S. Market Square
                  P.O. Box 1146
                  Harrisburg, Pennsylvania 17108
                  Attention: John P. Manbeck, Esq.
                  Facsimile: 717.231.6694
                  E-Mail: JManbeck@rhoads-sinon.com

or to such other Person or at such other place as the 180 shall furnish to the
DI and HD in writing, and

         If to the DI or HD to:

                  Digital Interiors Inc.
                  Home Director, Inc.
                  2525 Collier Canyon Road
                  Livermore, CA 94551
                  Attn: Michael D. Liddle, President & CEO
                  Facsimile: 925.243.1745
                  E-mail: mliddle@homedirector.com

                                     - 8 -

         with a copy to

                  ____________________________
                  ____________________________
                  ____________________________
                  ____________________________
                  Attn:  _____________________
                  Facsimile: ___.___.____
                  E-Mail: _______@________.___

or to such other Person or at such other place as the DI or HD shall furnish to the 180 in writing.

         Any notice delivered by certified mail shall be effective on the third
Business Day after deposited in the United States mail. Any notice delivered by recognized commercial overnight courier shall be effective on the next Business
Day after delivery to the recognized commercial overnight courier. Any notice delivered by facsimile transmission or e-mail shall be effective on the day of transmission, if transmitted prior to 3:00 p.m. prevailing Eastern time.

5.7      ENTIRE AGREEMENT
         ----------------

         This Agreement contains the entire agreement and understanding by and between 180 and DI and HD with respect to the subject matter hereof.

5.8      ASSURANCES
         ----------

         At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties.

5.9      INTERPRETATION
         --------------

         The headings and other captions in this Agreement are for convenience and reference only and are not to be construed in any way as additions or limitations of the covenants and agreements contained in this Agreement.
References to the singular or masculine shall also or alternatively include the feminine and plural, and vice versa.

5.10     SURVIVAL
         --------

         The covenants and agreements of DI and HD contained in this Agreement shall survive DI and HD's for the period of survival specified, and if no period of survival is specified, shall survive indefinitely.

                                     - 9 -

5.11     ASSIGNMENT

         This Agreement inures to the benefit of, and is binding upon the respective successors and assigns, as applicable, of the parties. This Agreement may be freely assigned by 180 and upon such assignment 180 shall be released hereunder. This Agreement may only be assigned by DI and/or HD with the prior written consent of 180.

          IN WITNESS WHEREOF this Agreement has been executed by the parties effective the date first above written.

                                                   180 CONNECT INC.

                                                   By: /s/ Robert R. Newell
                                                      -----------------------
                                                   Name:   Robert R. Newell
                                                   Title:  Chief Business
                                                           Development Officer

                                                   DIGITAL INTERIORS INC.

                                                   By: /s/ Michael Liddle
                                                      ------------------------
                                                   Name:  Michael Liddle
                                                   Title: President & Chief
                                                          Executive Officer

                                                   HOME DIRECTOR, INC.

                                                   By: /s/ Michael Liddle
                                                      ------------------------
                                                   Name:  Michael Liddle
                                                   Title: President & Chief
                                                          Executive Officer

                                    EXHIBIT B

                               INSTALLER AGREEMENT

                          PREFERRED INSTALLER AGREEMENT
                          -----------------------------

         THIS PREFERRED INSTALLER AGREEMENT (the "Agreement") is made and entered into this 16th day of March, 2005 (the "Effective Date"), by and between
HOME DIRECTOR, INC., a Delaware corporation ("HD"), and 180 DIGITAL INTERIORS,
INC., a Delaware corporation (hereinafter referred to as "180") (the parties shall collectively be referred to as the Parties").

                                   WITNESSETH:

         WHEREAS, HD designs, manufactures and sells home networking solutions that connect audio systems, video and television services, security systems and utilities, personal computers and the Internet (the "Systems"); and

         WHEREAS, the 180 has acquired substantially all of the assets of
Digital Interiors Inc., a wholly owned subsidiary of HD which installed the
Systems; and

         WHEREAS, HD desires to grant to 180 and 180 desires to secure from HD this Preferred Installer Agreement which provides 180 the first right to install the Systems designed, manufactured and sold by HD within the United States in accordance with the terms and conditions of this Agreement;

         NOW THEREFORE, in consideration of the premises, the mutual promises, covenants and agreements of the Parties contained herein, and intending to be legally bound hereby, the Parties hereto agree as follows:

         1. RECITALS: All of the foregoing recitals are true and correct.

         2. APPOINTMENT OF PREFERRED INSTALLER: HD hereby constitutes, designates and appoints 180 as the preferred installer of all Systems sold by HD within the continental United Sates, subject to the terms and conditions herein, and 180 hereby accepts such appointment upon such terms and conditions as are contained herein.

         3. NOTIFICATION OF SYSTEM SALES:

         (a). Prior to entering into a contract for the sale and installation of a System (an "Installation Contract"), HD agrees to notify 180 and offer 180 the first right to be the designated installer of the System. 180 shall have three
(3) Business Days to notify HD if it wishes to perform

the installation and, if so, the price for its installation services. 180 may file with HD a notice of the geographical areas where it will always perform
System installation and may provide HD with a price list for specified installation services.

         (b). With respect to all Installation Contracts where 180 will be the
System installer, the Installation Contract shall so designate 180 and shall separately state the price of the installation services applicable to the contract.

         4. ASSIGNMENT OF INSTALLATION CONTRACTS : HD shall assign and transfer to 180 all of its right title and interest in the Installation Contracts that have been accepted by 180 and the 180 shall have the benefit of, assume responsibility for and undertake performance of the assigned Installation
Contracts. The 180 agrees to indemnify and hold HD harmless from any claims, loss or liability arising out of the 180's performance or failure to perform any such Installation Contract.

         5. PAYMENT FOR ASSIGNED INSTALLATION CONTRACTS:

         (a). With respect to each assigned Installation Contract, HD shall notify the customer of the assignment and instruct the customer to make all payments to 180.

         (b). If the assigned Installation Contract relates to a Covered Project under the Structured Wiring Agreement between Native American Water, LLC
("NATAWA") and HD, within 60 days after the end of each Quarter or, if later, within 45 days of 180's receipt of the NATAWA Quarterly Report, 180 shall deliver to NATAWA (i) either a request to substantiate some or all of the information contained in such report or (ii) a statement (a "180 Quarterly
Report") showing (1) the amounts actually received by 180 during the preceding
Quarter for installations of Wiring Products in Covered Projects, and (2)
*confidential treatment*.

         (c) HD agrees to supply to Purchaser all of the materials that may be required for Purchaser to perform under the assigned Installation Contracts at the unit prices set forth on Schedule A.

         (d) Purchaser's payment terms for materials supplied by HD will be net forty-five (45) days after delivery of the materials and receipt of the invoice therefore.

         (e). If HD is unable to timely provide the materials required to complete an Installation Contract, 180 may acquire the required materials from any other source. If 180's unit cost to acquire the required materials from an other source is greater than the unit price set forth on Schedule A, 180 shall be entitled to set off any excess against any amounts owing to HD. HD shall not be entitled to payment of any cost saving inuring to 180 if its cost for material from an alternative source is less than the unit price set forth on
Schedule A.

         6. PERFORMANCE:

         (a). HD shall diligently and faithfully use its best efforts to promote the Systems, to establish and maintain relationships with developers, builders and homeowner to enable it to generate and expand sales of the Systems and shall continuously undertake to maintain a sufficient trained sales force to enable it to maintain and expand sales of the Systems.

         (b). 180 shall diligently and faithfully use its best efforts to perform the installation services for the Systems with respect to which it is the designated installer and shall continuously undertake to maintain a sufficient trained workforce to enable it to perform the installation services.

         7. SERVICING AND SPARE PARTS:

         (a). HD's warranty for materials and components supplied by HD shall be as set forth in the "Limited Warranty" attached hereto as Schedule B.

         (b). HD shall provide 180 with a sufficient supply of all necessary spare parts for warranty service repairs to the components of each System.
Special instructions and technical instructions shall be supplied by HD at its own expense. HD shall provide any parts under warranty *confidential treatment*
180 and shall pay 180 for warranty repair services *confidential treatment*.

         8. INSTALLATION AND SERVICE RECORDS: 180 shall keep and maintain complete and accurate records of all of its System installations and service calls with respect to installed Systems.

         9. PRICE SCHEDULE ADJUSTMENTS: The unit prices and rates initially set forth on Schedule A, and as later adjusted, may be adjusted by HD upon thirty
(30) days prior written notice to 180. Notwithstanding HD's notice of an adjustment, any increase in unit prices or rates shall not be effective as to any contracts which 180 has in place, or proposals which 180 has submitted, unless 180 has the ability to pass such increases through to the customer.

         10. INDEMNIFICATION: HD shall defend, indemnify and hold 180 harmless from and against any and all claims whatsoever and howsoever arising, whether sounding in tort, contract, warranty, or otherwise, and all reasonable expenses, including without limitation reasonable attorney's fees and court costs, arising and resulting from any injury to or death of any person, or any damage to property, caused by defects in the manufacture of the Systems. HD shall further indemnify and hold 180 harmless from the actual recall or HD ordered withdrawal costs

incurred by 180 due to defects in the System, which are not attributable to 180 or any of its affiliates.

         11. INSURANCE: HD shall maintain in full force and effect products liability insurance coverage with a policy limit of Three Million Dollars
($3,000,000), consisting of at least One Million Dollars ($1,000,000) in primary coverage and the remaining Two Million Dollars ($2,000,000) in an umbrella form of excess liability coverage. All such policies shall name 180 as an additional named insured.

         HD shall carry and maintain comprehensive general public liability insurance, including contractual liability, automobile, bodily injury and property damage, and workmen's compensation insurance. All such policies shall name 180 as an additional named insured. Upon 180's request, HD shall deliver to
180 certificates of such insurance which stipulate that no less than ten (10)
days notice will be given to 180 prior to termination or reduction of the limits of coverage.

         12. COLLATERAL ASSIGNMENT: To secure its performance as set forth in
Section 6.(a)., above, and to secure the performance of HD and its subsidiary,
Digital Interiors Inc. ("DI") under an Asset Purchase Agreement by and among
180, DI and HD dated March 16, 2005, as amended, HD shall, contemporaneous with the execution and delivery of the Structured Wiring Agreement between Native
American Water, LLC ("NATAWA") and HD, execute and deliver to 180 a collateral assignment of the Structured Wiring Agreement between Native American Water, LLC
("NATAWA") and HD, in the form attached hereto as Exhibit C.

         13. COST OF ENFORCEMENT: In the event that either Party initiates an action to enforce this Agreement, the prevailing Party in such action or proceeding shall be entitled to reimbursement of its costs and expenses, including reasonable attorney's fees (including at the appellate level), whether incurred in preparation for, or in contemplation of the filing of such action or thereafter. All such expenses shall bear interest at the highest rate allowable under the laws of the State of Florida from the date the prevailing Party pays such expenses until repayment.

         14. RELATIONSHIP BETWEEN THE PARTIES:

         (a). Nothing in this Agreement shall be construed to create an agency or master and servant relationship between HD and 180. Accordingly, neither party shall be liable for any debts, accounts, obligations or other liabilities or torts of the other party, or its agent or employees, except as this Agreement may otherwise expressly provide.

         (b). Nothing in this Agreement shall prevent 180 from soliciting
Installation Contract customers, homeowners or others for the sale and installation of any product that is not provided by HD as part of its Systems.

         15. TERM: This Agreement shall remain in full force and effect for an initial term of ten (10) years from the Effective Date and shall automatically renew and continue in effect for successive three (3) year terms unless either
Party notifies the other in writing of its intention not to renew the term of this Agreement, which notification shall be given not less than ninety (90) days prior to the end of the then current term.

         16. NOTICES: All notices or other communications required or permitted under this Agreement shall be in writing and shall be given by (i) certified mail, (ii) recognized commercial overnight courier, (iii) facsimile transmission with a confirming copy by certified mail or recognized commercial overnight courier, or (iv) e-mail with a confirming copy by certified mail or recognized commercial overnight courier, all addressed as follows.

    If to 180:

         180 Digital Interiors, Inc.
         6365 NW 6 Way, Suite 200
         Ft. Lauderdale, FL 33309
         Attention: Robert R. Newell, CBDO
         Facsimile: 954.489.9745
         E-Mail: RNewell@180connect.net

    with a copy to

         Rhoads & Sinon LLP
         One S. Market Square
         P.O. Box 1146
         Harrisburg, Pennsylvania  17108
         Attention: John P. Manbeck, Esq.
         Facsimile: 717.231.6694
         E-Mail: JManbeck@rhoads-sinon.com

or to such other Person or at such other place as the 180 shall furnish to the
DI and HD in writing, and

    If to HD to:

         Home Director, Inc.
         2525 Collier Canyon Road
         Livermore, CA 94551
         Attn: Michael D. Liddle, President & CEO

         Facsimile: 925.243.1745
         E-mail: mliddle@homedirector.com

    with a copy to

         ______________________
         ______________________
         ______________________
         ______________________
         Attn:  _______________
         Facsimile: ___.___.____
         E-Mail: _______@________.___

         Any notice delivered by certified mail shall be effective on the third
Business Day after deposited in the United States mail. Any notice delivered by recognized commercial overnight courier shall be effective on the next Business
Day after delivery to the recognized commercial overnight courier. Any notice delivered by facsimile transmission or e-mail shall be effective on the day of transmission, if transmitted prior to 3:00 p.m. prevailing Eastern time.

         17. CONSTRUCTION: This Agreement shall be construed in accordance with the laws of the State of Florida. Any controversy involving the construction of this Agreement shall be decided neutrally according to its terms and without regard to events of authorship or negotiation. Venue for any disputes arising hereunder shall be in a court of competent jurisdiction located in Broward
County, Florida.

         18. HEADINGS: The paragraph and section headings throughout this
Agreement are for reference purposes only, and the words contained therein shall not be deemed to explain or aid in the interpretation, construction, or meaning of the provisions of this Agreement.

         19. ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior or contemporaneous, written or oral agreements between them with respect to the within subject matter. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein or therein. Any amendments to this Agreement shall be in writing, signed by the parties hereto.

         20. BINDING EFFECT: This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their successors and assigns.

         21. ASSIGNMENT: HD may not assign, by operation of law or otherwise, its rights and obligations granted under this Agreement, without 180's prior written consent. 180 may not assign, by operation of law or otherwise, its rights and obligations granted under this Agreement without HD's written consent; provided, however, that 180 may assign all or any portion of its rights and obligations granted under this Agreement, without HD's prior approval, to any of 180's affiliates or related companies.

         22. WAIVER: The waiver of any requirement in this Agreement by either
Party shall not be construed as a waiver of the same requirement at a subsequent time or as a waiver of any other requirement herein contained.

         23. INVALID PROVISION: The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

    IN WITNESS WHEREOF this Agreement has been executed by the parties effective the date first above written.

                                                   180 DIGITAL INTERIORS, INC.

                                                   By: /s/ Robert R. Newell
                                                       ----------------------
                                                   Name:   Robert R. Newell
                                                   Title:  Chief Business
                                                           Development Officer

                                                   HOME DIRECTOR, INC.

                                                   By: /s/ Michael Liddle
                                                       ----------------------
                                                   Name:  Michael Liddle
                                                   Title: President & Chief
                                                          Executive Officer

                                   SCHEDULE A
                                   ----------

[HOME DIRECTOR LOGO OMITTED]
      HOME DIRECTOR (TM)
----------------------------
THE POWER BEHIND INTELLIGNET

------------------------------------------------------------------------------------------------------------------------------------
                 PREFERENCE
PART NUMBER        NUMBER                           NAME                                         COMMENTS                 PRICE
------------------------------------------------------------------------------------------------------------------------------------

NCCR01            10K3062       34" Rough-In Enclosure                                                      *confidential treatment*
------------------------------------------------------------------------------------------------------------------------------------
NCCR08            2HM00710      20" Contractor Rough-in Enclosure
------------------------------------------------------------------------------------------------------------------------------------
NCCR09            2HM00711      20" Contractor Metal Cover
------------------------------------------------------------------------------------------------------------------------------------
NCCR05            2HM00601      34" Cover Assembly (Current version)
------------------------------------------------------------------------------------------------------------------------------------
NCCR04            2HM00608      34" Cover Assembly w/Clear Cover (Current version)
------------------------------------------------------------------------------------------------------------------------------------
NCCSP01           10K2500       Starter Pack 01 Trim Kit
------------------------------------------------------------------------------------------------------------------------------------
NCCSP02           10K3093       Super Starter 02 Trim Kit
------------------------------------------------------------------------------------------------------------------------------------
NCCSP06E          2HK03016      Starter Pack 06E Trim Kit
------------------------------------------------------------------------------------------------------------------------------------
NCCSP08E          2HK03018      Starter Pack 08E Trim Kit
------------------------------------------------------------------------------------------------------------------------------------
NCCBL02E          2HK03003      Basic 02E Trim Kit
------------------------------------------------------------------------------------------------------------------------------------
NCCBL04E          2HK03004      Basic 04E Trim Kit
------------------------------------------------------------------------------------------------------------------------------------
NCCPL00           10K3060       Personal 00 Trim Kit
------------------------------------------------------------------------------------------------------------------------------------
NCCPL01E          2HK03015      Personal 01 Trim Kit
------------------------------------------------------------------------------------------------------------------------------------
NCCPL02           10K2218       Personal 02 Trim Kit
------------------------------------------------------------------------------------------------------------------------------------
NCCSL01           10K2312       Signature 01 Trim Kit
------------------------------------------------------------------------------------------------------------------------------------
NCCSL02           10K2266       Signature 02 Trim Kit
------------------------------------------------------------------------------------------------------------------------------------
NCCMDU4           2HK03017      MNCC Bundle. Enclosure,Cover,1X4 video,4X8 telecom
------------------------------------------------------------------------------------------------------------------------------------
NCCMDU8           2HK03021      MNCC Bundle. Enclosure,Cover,1X8 video,4X8 telecom
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TELEPHONE OPTIONS & ACCESSORIES
------------------------------------------------------------------------------------------------------------------------------------
                 PREFERENCE
PART NUMBER        NUMBER                           NAME
------------------------------------------------------------------------------------------------------------------------------------

NCCT01            10K2250       CallPoint 2000 Telecom Expansion Module                       long leadtime *confidential treatment*
------------------------------------------------------------------------------------------------------------------------------------
NCCT02            2HT00300      CallPoint 2100 Base Telecom Module                            long leadtime
------------------------------------------------------------------------------------------------------------------------------------
NCCT03            10K2255       Telecom Surge Protector
------------------------------------------------------------------------------------------------------------------------------------
NCCT04            10K2197       CallPoint 2200 4x8 Telecom Unit                               long leadtime
------------------------------------------------------------------------------------------------------------------------------------
NCCT05            2HT00401      CallPoint 3500 DSL-Ready Telecom Module                       long leadtime
------------------------------------------------------------------------------------------------------------------------------------
NCCT06            2HT00301      CallPoint 2050 Telecom Expansion Module                       long leadtime
------------------------------------------------------------------------------------------------------------------------------------
NCCT07            10K2201       CallPoint 2150 Base Telecom Module                            long leadtime
------------------------------------------------------------------------------------------------------------------------------------
NCCT08            2HT00302      CallPoint 2250 4x8 Telecom Unit                               long leadtime
------------------------------------------------------------------------------------------------------------------------------------
NCCT10            2HT00303      CallPoint 5500 PBX Telecom Unit                               long leadtime
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
AUDIO OPTIONS & ACCESSORIES
------------------------------------------------------------------------------------------------------------------------------------
                 PREFERENCE
PART NUMBER        NUMBER                           NAME
------------------------------------------------------------------------------------------------------------------------------------

NCCA05            2HA00131      AudioZone Music Distribution Hub assembly with Power Supply   currently not available (new models to
                                                                                              be introduced)
------------------------------------------------------------------------------------------------------------------------------------
NCCA06            2HA00132      AudioZone Music Distribution Volume Control (non-IR) Module   currently not available (new models to
                                                                                              be introduced)
------------------------------------------------------------------------------------------------------------------------------------
NCCA08            2HA00134      AudioZone Music Distribution Local Input Module               currently not available (new models to
                                                                                              be introduced)
------------------------------------------------------------------------------------------------------------------------------------
NCCA09            2HA00135      AudioZone Ceiling Mount Speakers                              currently not available (new models to
                                                                                              be introduced)
------------------------------------------------------------------------------------------------------------------------------------
NCCA13            2HA00139      AudioZone Interface Module                                    currently not available (new models to
                                                                                              be introduced)
------------------------------------------------------------------------------------------------------------------------------------
NCCA14            2HA00140      AudioZone Starter Pack tray mount with Speakers               currently not available (new models to
                                                                                              be introduced)
------------------------------------------------------------------------------------------------------------------------------------
NCCA15            2HA00141      AudioZone Starter Pack side mount with Speakers               currently not available (new models to
                                                                                              be introduced)
------------------------------------------------------------------------------------------------------------------------------------
NCCA17            2HA00142      AudioZone Starter Pack tray mount-Hub,Module,Volume control   currently not available (new models to
                                                                                              be introduced)
------------------------------------------------------------------------------------------------------------------------------------
NCCA18            2HA00143      AudioZone Starter Pack side mount-Hub,Module,Volume control   currently not available (new models to
                                                                                              be introduced)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
POWER OPTIONS & ACCESSORIES
------------------------------------------------------------------------------------------------------------------------------------
                 PREFERENCE
PART NUMBER        NUMBER                           NAME
------------------------------------------------------------------------------------------------------------------------------------

NCCP01            10K2328       AC Surge Protector                                                          *confidential treatment*
------------------------------------------------------------------------------------------------------------------------------------
NCCP03            2HP00102      Retrofit Power Option (w/power cord)
------------------------------------------------------------------------------------------------------------------------------------
NCCP04            2HP00101      Retrofit Power Option (w/o power cord)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
INSTALLATION ACCESSORIES
------------------------------------------------------------------------------------------------------------------------------------
                 PREFERENCE
PART NUMBER        NUMBER                           NAME
------------------------------------------------------------------------------------------------------------------------------------

NCCM11            10K3026       Universal Mounting Shelf                                                    *confidential treatment*
------------------------------------------------------------------------------------------------------------------------------------

HD Installer Pricing Sched A - Filing

                           Home Director Confidential                Page 1 of 1

                                   SCHEDULE B
                                   ----------

                                LIMITED WARRANTY

Home Director, Inc. ("Home Director") warrants that this Product (including any accessories) is free from defects in materials and workmanship for a period of one (1) year commencing on the Product's Date of Installation. The date on your sales receipt is the Date of Installation, unless Home Director informs you otherwise in writing.

Products for the purpose of receiving incoming video and telephone service and distributing to multiple points of use are warranted for life. If products of this type cease to function for reasons other than those listed within "Extent of Warranty" Home Director will provide a replacement. Installation and the cost of anything other than the product is not covered by this warranty.

If the Product does not function as warranted during the warranty period, Home
Director will repair or replace the defective Product with one that is as least functionally equivalent. Any replacement provided may not be new, but it will be in good working order.

The warranties provided in this Limited Warranty apply only to a Product you purchase for your use, and not for resale. Unless Home Director specifies otherwise, these warranties apply only in the country where you acquired the
Product. Nothing in this Limited Warranty affects the statutory rights of consumers that cannot be waived or limited by contracts. If you have any questions, contact Home Director or the reseller from whom you bought the
Product.

EXTENT OF WARRANTY

This warranty does not cover the repair or exchange of the Product damaged as a result of misuse, accident, modification, unsuitable physical or operating environment, improper installation or maintenance, or failure caused by a product for which Home Director is not responsible. This warranty is voided by removal or alteration of the Product or its identification labels.

THESE WARRANTIES ARE YOUR EXCLUSIVE WARRANTIES AND REPLACE ALL OTHER WARRANTIES
OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THESE
WARRANTIES GIVE YOU SPECIFIC LEGAL RIGHTS, AND YOU MAY ALSO HAVE OTHER RIGHTS
THAT VARY FROM JURISDICTION TO JURISDICTION. SOME JURISDICTIONS DO NOT ALLOW FOR
THE EXCLUSION OR LIMITATION OF EXPRESS OR IMPLIED WARRANTIES, SO THE ABOVE
EXCLUSION OR LIMITATION MAY NOT APPLY TO YOU. IN THAT EVENT, SUCH WARRANTIES ARE
LIMITED IN DURATION TO THE WARRANTY PERIOD. NO WARRANTIES APPLY AFTER THAT
PERIOD.

ITEMS NOT COVERED BY WARRANTY

Home Director does not warrant uninterrupted or error-free operation of the
Product. Unless specified otherwise, Home Director provides non-Home Director products WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. All
technical or other support provided for the Product under warranty, such as telephone assistance with "how-to" questions and those regarding Product installation and set-up, is provided WITHOUT WARRANTIES OF ANY KIND, EITHER
EXPRESS OR IMPLIED. Installation services provided by your reseller including wiring and installation of other products not provided by Home Director are not covered by this warranty. "Acts of God" resulting in damages to the Product, for bodily injury (including death), damage to real property, or damage to tangible personal property, are not covered by this Limited Warranty.

WARRANTY SERVICE

To obtain warranty service, contact the reseller from whom you bought the
Product. You may be required to present proof of purchase. Your reseller may charge a fee for labor associated with performance of warranty services. If your reseller is not available to provide warranty services, contact Home Director at
1-800-426-7144.

When warranty service involves the exchange of the Product, the item being replaced becomes the property of Home Director and the replacement item becomes your property. You represent that all removed items are genuine and unaltered.
The replacement item assumes the warranty service status of the replaced item.

Before Home Director exchanges the Product, you agree to remove all parts, options, alterations, and attachments not under warranty service.

You also agree to:

     1    ensure that the Product is free of any legal obligations or restrictions that prevent its exchange;
     2    obtain authorization from the owner to have Home Director or your reseller service any Product that you do not own; and
     3    where applicable, and before service is provided:
          a    follow the problem determination and service request procedures that Home Director or your reseller provides,
          b    provide Home Director or your reseller with sufficient, free, and safe access to your facilities to permit them to fulfill their obligations, and
          c    inform Home Director or your reseller of changes in the Product's location.
Home Director is responsible for loss of and damage to your Product while it is in Home Director's possession, or in transit in those instances where Home
Director is responsible for the transportation charges.

PRODUCTION STATUS

Products are manufactured from new parts, or new and used parts. In some cases, the Product may not be new and may have been previously installed. Regardless of a Product's production status, these warranty terms apply.

LIMITATION OF LIABILITY

Circumstances may arise where, because of a default on Home Director's part or other liability, you are entitled to recover damages from Home Director. In each such instance, regardless of the basis on which you are entitled to claim damages from Home Director (including fundamental breach, negligence, misrepresentation, or other contract or tort claim), Home Director is liable only for:

     1    damages for bodily injury (including death) and damage to real property and tangible personal property (except as noted herein), and
     2    the amount of any actual direct damages or loss, up to US $100,000.
This limit also applies to Home Director's suppliers and your reseller and is the maximum for which Home Director, its suppliers, and your reseller are collectively responsible.

UNDER NO CIRCUMSTANCES IS HOME DIRECTOR LIABLE FOR THIRD-PARTY CLAIMS AGAINST
YOU FOR DAMAGES (OTHER THAN THOSE UNDER THE FIRST ITEM LISTED ABOVE), LOSS OF,
OR DAMAGE TO, YOUR RECORDS OR DATA, OR SPECIAL, INCIDENTAL, OR INDIRECT DAMAGES
OR FOR ANY ECONOMIC CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR SAVINGS),
EVEN IF HOME DIRECTOR, ITS SUPPLIERS, OR YOUR RESELLER IS INFORMED OF THEIR
POSSIBILITY. SOME JURISDICTIONS DO NOT ALLOW FOR THE EXCLUSION OR LIMITATION OF
INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY
NOT APPLY TO YOU.

Home Director, Inc.
2525 Collier Canyon Rd
Livermore, CA  94551
(C)2003, Home Director, Inc. All rights reserved. Printed in the U.S.A.
10K2402_a30909

                                                    [HOME DIRECTOR LOGO OMITTED]
                                                         HOME DIRECTOR (TM)
                                                    ----------------------------
                                                    THE POWER BEHIND INTELLIGNET

                                    EXHIBIT C
                                    ---------

                        COLLATERAL ASSIGNMENT OF CONTRACT
                        ---------------------------------

         THIS COLLATERAL ASSIGNMENT OF CONTRACT (the "Assignment") is made and entered into this _____ day of _____________________, 2005, by and between HOME
DIRECTOR, INC., a California corporation (the "Assignor") and 180 DIGITAL
INTERIORS, INC., a Delaware corporation (the "Assignee").

                                    RECITALS

         WHEREAS, on or about March 17, 2005, Assignee, pursuant to that certain
Asset Purchase Agreement dated on or about March 16, 2005 (as amended, the
"Purchase Agreement") acquired substantially all of the assets of Digital
Interiors, Inc. ("DI") (a wholly owned subsidiary of the Assignor;

         WHEREAS, in connection with that transaction, Assignor and Assignee have entered into that certain Preferred Installer Agreement dated on or about
March 16, 2005 (the "Installer Agreement") pursuant to which Assignor has granted to Assignee the first right to install certain Systems (as defined in the Installer Agreement) manufactured and sold by the Assignor within the United
States, all on the terms and conditions of the Installer Agreement; and

         WHEREAS, as security for Assignor's performance under the Installer
Agreement, Assignor desires to collaterally assign to Assignee all of Assignor's right, title and interest in and to the Assigned Contract (as further defined herein).

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. INCORPORATION OF RECITALS. The foregoing recitals are incorporated herein by reference and made a part hereof.

         2. CAPITALIZED TERMS. Capitalized terms used by not defined herein shall have the meaning assigned to them in the Installer Agreement.

         3. ASSIGNMENT OF CONTRACT. Assignor hereby absolutely, unconditionally and irrevocably assigns to Assignee, as collateral security for Assignor's performance under the Installer Agreement, all of Assignor's right, title and interest in and to that certain contract dated as of ___________________ by and between Assignor and __________________ (the "Assigned Contract").

         4. CREATION OF SECURITY INTEREST. This Assignment hereby creates a security interest in all right, title and interest of Assignor in the Assigned
Contract as described above, and all cash and non-cash proceeds, proceeds of proceeds, substitutes, replacements or other rights or payments described therein. Assignor hereby represents to Assignee that the Assigned Contract is not now in default, is assignable and that, to the extent it is required, each contract party has consented to this Assignment.

         5. CONTINUING ASSIGNMENT. This Assignment shall be a continuing assignment and shall be effective for any and all renewals in whole or in part of the Assigned Contract.

         6. NO RELEASE. This Assignment shall not release Assignor from any obligation imposed upon Assignor under the Assigned Contract and Assignor shall remain bound for the performance of all of the terms, conditions and provisions thereof to be kept and performed as if this Assignment had not been made.

         7. DEFAULT. Immediately upon (a) a default by Assignor under the
Installer Agreement or (b) a default by either Assignor or DI under the Purchase
Agreement or any amendments thereto or (c) a filing by or against Assignor for protection from creditors, all right, title, interest and benefit of the
Assigned Contract shall immediately become vested in Assignee. Assignee shall then have any and all rights that Assignor had under the Assigned

                                   EXHIBIT C

Contract, including, without limitation, the right to collect all payments due under the Assigned Contract and the right to enforce any and all other provisions of the Assigned Contract.

         8. NO FURTHER ASSIGNMENT; RECORDATION. The Assignor shall not make any further assignment of the Assigned Contract while this Assignment is in effect.
This Assignment, a memorandum thereof, or a financing statement evidencing this
Assignment may be recorded at any time and from time to time.

         9. FURTHER ASSURANCES. The Assignor shall execute any further or additional documents considered necessarily, appropriate, or proper by the
Assignee so as to effectuate the purposes and intent of this Assignment.

         10. BINDING NATURE. This Assignment shall inure to the benefit of the
Assignee and the Assignee's successors and assigns, and shall be binding upon the Assignor and the Assignor's successors and assigns.

         11. AMENDMENT. The terms and conditions of this Assignment may be modified, altered, waived or amended only by a writing executed by all parties hereto.

         12. NOTICES. Any notice required or permitted by or in connection with this Assignment (but without implying any obligation to give a notice or obtain a consent) shall be in writing and shall be made to the addresses of the parties set forth in the Installer Agreement.

         13. TENSE; GENDER; SECTION HEADINGS. As used herein, the singular shall include the plural and the plural shall include the singular. A reference to any gender shall mean and include any other gender. The section headings are for convenience only and are not part of this Assignment.

         14. CHOICE OF LAW. This Assignment shall be governed by the laws of the
State of Florida, without regard to principles of conflict of laws.

         IN WITNESS WHEREOF, the parties have caused this Assignment to be executed as of the day and year first above written.

                            HOME DIRECTOR, INC.

                            By:
                               -----------------------------------------
                            Name:
                                 ---------------------------------------
                            Title:
                                  --------------------------------------

                            180 DIGITAL INTERIORS, INC.

                            By:
                               -----------------------------------------
                            Name:
                                 ---------------------------------------
                            Title:
                                  --------------------------------------

                                   EXHIBIT C